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                             WESCO RECEIVABLES CORP.
                                   as Company,

                            WESCO DISTRIBUTION, INC.
                                  as Servicer,

                            THE CHASE MANHATTAN BANK,
                                as Funding Agent,

                      PARK AVENUE RECEIVABLES CORPORATION,
                              as Initial Purchaser

                            THE CHASE MANHATTAN BANK,
                                 as an APA Bank

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                            -------------------------


                            SERIES 1998-1 SUPPLEMENT

                            Dated as of June 5, 1998

                                       to

                                POOLING AGREEMENT

                            Dated as of June 5, 1998

                            -------------------------

                         WESCO RECEIVABLES MASTER TRUST

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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.      Definitions...............................................   2

                                   ARTICLE II

                 DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                             OF THE VFC CERTIFICATES

SECTION 2.1       Designation...............................................  25
SECTION 2.2.      The Series 1998-1 Interests...............................  25
SECTION 2.3.      Purchases of Interests in the VFC Certificates............  25
SECTION 2.4.      Delivery..................................................  26
SECTION 2.5.      Procedure for Initial Issuance and for Increasing the
                  Series 1998-1 Invested Amount.............................  26
SECTION 2.6.      Sale by the Initial Purchaser of its Series 1998-1
                  Purchaser Invested Amount to the APA Banks................  29
SECTION 2.7.      Procedure for Decreasing the Series 1998-1 Invested Amount;
                  Optional Termination......................................  31
SECTION 2.8.      Reductions of the Commitments.............................  32
SECTION 2.9.      Interest; Fees............................................  33
SECTION 2.10.     Indemnification by the Company and the Servicer...........  34

                                   ARTICLE III

                          ARTICLE III OF THE AGREEMENT

SECTION 3A.2.     Establishment of Trust Accounts...........................  35
SECTION 3A.3.     Daily Allocations. .......................................  37
SECTION 3A.4.     Determination of Interest.................................  39
SECTION 3A.5.     Determination of Series 1998-1 Monthly Principal..........  41
SECTION 3A.6.     Applications..............................................  42

                                   ARTICLE IV

                            DISTRIBUTIONS AND REPORTS

SECTION 4A.1.     Distributions.............................................  44
SECTION 4A.2.     Reports...................................................  44
SECTION 4A.3.     Statements and Notices....................................  44

                                    ARTICLE V

                      ADDITIONAL EARLY AMORTIZATION EVENTS

SECTION 5.1.      Additional Early Amortization Events......................  45

                                   ARTICLE VI

                                  SERVICING FEE

SECTION 6.1.      Servicing Compensation....................................  49

                                   ARTICLE VII

                             CHANGE IN CIRCUMSTANCES

SECTION 7.1.      Illegality................................................  49
SECTION 7.2.      Increased Costs...........................................  49
SECTION 7.3.      Taxes.....................................................  51
SECTION 7.4.      Break Funding Payments....................................  54
SECTION 7.5.      Alternate Rate of Interest................................  54
SECTION 7.6.      Mitigation Obligations....................................  55

                                  ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES, COVENANTS

SECTION 8.1.      Representations and Warranties of the Company and the
                  Servicer..................................................  56
SECTION 8.2.      Covenants of the Company and the Servicer.................  56
SECTION 8.3.      Covenants of the Servicer.................................  57
SECTION 8.4.      Representations and Warranties of the APA Banks and any
                  Acquiring APA Bank........................................  57
SECTION 8.5.      Obligations Unaffected....................................  58

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

SECTION 9.1.      Conditions Precedent to Effectiveness of Supplement.......  58

                                    ARTICLE X

                                THE FUNDING AGENT

SECTION 10.1.     Appointment...............................................  62
SECTION 10.2.     Delegation of Duties......................................  62
SECTION 10.3.     Exculpatory Provisions....................................  62
SECTION 10.4.     Reliance by Funding Agent.................................  63
SECTION 10.5.     Notice of Servicer Default or Early Amortization Event or
                  Potential Early Amortization Event........................  63
SECTION 10.6.     Non-Reliance on the Funding Agent and Other Purchasers....  64
SECTION 10.7.     Indemnification...........................................  64
SECTION 10.8.     The Funding Agent in Its Individual Capacity..............  65
SECTION 10.9.     Successor Funding Agent...................................  65

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.     Ratification of Agreement.................................  65
SECTION 11.2.     Governing Law.............................................  65
SECTION 11.3.     Further Assurances........................................  66
SECTION 11.4.     Payments..................................................  66
SECTION 11.5.     Costs and Expenses........................................  66
SECTION 11.6.     No Waiver; Cumulative Remedies............................  66
SECTION 11.7.     Amendments................................................  67
SECTION 11.8.     Severability..............................................  68
SECTION 11.9.     Notices...................................................  68
SECTION 11.10.    Successors and Assigns....................................  69
SECTION 11.11.    Participations; Assignments...............................  69
SECTION 11.12.    Adjustments; Set-off......................................  73
SECTION 11.13.    Counterparts..............................................  74
SECTION 11.14.    No Bankruptcy Petition....................................  74
SECTION 11.15.    Limitation on Addition and Termination of Sellers.........  74

                                   ARTICLE XII

                               FINAL DISTRIBUTIONS

SECTION 12.1.     Certain Distributions.....................................  76

EXHIBITS

      Exhibit A  Form of VFC Certificate, Series 1998-1
      Exhibit B  [Reserved]
      Exhibit C  Form of Commitment Transfer Supplement
      Exhibit D  Form of Daily Report
      Exhibit E  Form of Monthly Settlement Statement
      Exhibit F  Form of Notice of Increase
      Exhibit G  Form of Participation Certification
      Exhibit H  Form of U.C.C. Certificate

SCHEDULES

      Schedule 1   Commitments
      Schedule 2   Trust Accounts
      Schedule 3   Default Ratio Trigger

            SERIES 1998-1 SUPPLEMENT, dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, this "Supplement"), among WESCO Receivables Corp., a Delaware corporation (the "Company"), WESCO Distribution, Inc., a Delaware corporation ("WESCO"), as servicer (except where otherwise noted) (in such capacity, the "Servicer"), Park Avenue Receivables Corporation, a Delaware corporation (including its successors and assigns and excluding, however, the APA Banks as assignees pursuant to Section 2.6, the "Initial Purchasers"), the several banks or financial institutions parties to this Supplement as of the Issuance Date and the other banks or financial institutions from time to time parties hereto pursuant to Section 11.11(b) (collectively, the "APA Banks"; each, individually, an "APA Bank"), The Chase Manhattan Bank, a New York banking corporation ("Chase"), in its capacity as Funding Agent (the "Funding Agent"), and The Chase Manhattan Bank, in its capacity as Trustee (the "Trustee") under the Agreement (as defined below).

                              W I T N E S S E T H :

            WHEREAS, the Company, the Servicer and the Trustee have entered into a Pooling Agreement, dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

            WHEREAS, the Agreement provides, among other things, that the Company, the Servicer and the Trustee may at any time and from time to time enter into supplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Company for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates; and

            WHEREAS, the Company, the Servicer, the Trustee, the Funding Agent, the Initial Purchaser and the APA Banks wish to supplement the Agreement as hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. Definitions. (a) The following words and phrases shall have the following meanings with respect to Series 1998-1 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

            "ABR": shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Reference Rate" shall mean the rate of interest per annum publicly announced (or, if not announced publicly, quoted internally) from time to time by the Funding Agent as its reference rate in effect at its principal office in New York, New York; "Base CD Rate"
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                                                                               2


      shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Funding Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Funding Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Reference Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Reference Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Accrual Period" shall mean the period from and including a Distribution Date, or, in the case of the initial Accrual Period, the Issuance Date, to but excluding the succeeding Distribution Date.

            "Accrued Expense Amount" shall mean, for each Business Day during an Accrual Period, the sum of (i) the Daily Interest Deposit for such Business Day, (ii) the Daily Commitment Fee Deposit for such Business Day,
      (iii) the Daily Facility Fee Deposit for such Business Day, (iv) the Daily Servicing Fee Deposit for such Business Day, (v) any fees or other amounts due in connection with the purchase of the Required Currency Hedge and
      (vi) all Program Costs which have accrued since the preceding Business
      Day.

            "Acquiring APA Bank" shall have the meaning assigned in subsection 11.11(b).

            "Additional Interest" shall have the meaning assigned in subsection 3A.4(b).

            "Adjusted Liquidity Price" shall mean, in determining the Purchase Price of the Initial Purchaser's Series 1998-1 Purchaser Invested Amount on the APA Bank Purchase Date, an amount equal to:

                              PI [OC + (NDR/1.05)]

      where:

                  PI    =     the Invested Percentage on the APA Bank Purchase
                              Date;

                  OC    =     the sum of (i) any and all amounts due and owing
                              to the Company in respect of Seller Repurchase
                              Payments and Seller Adjustment Payments pursuant to the Transaction Documents and (ii) (without duplication) any and all amounts due and owing to the Trust as Transfer Deposit Amounts pursuant to
                              Section 2.5(b) of the Pooling Agreement on the APA
                              Bank Purchase Date; and

                  NDR   =     the aggregate outstanding Principal Amount of all
                              Receivables, that are not Defaulted Receivables.

      Each of the foregoing shall be determined from the most recent Daily Report received from the Servicer.

            "Aged Receivables Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, (i) the numerator of which shall be the sum of (A) the aggregate unpaid balance of Receivables, other than Construction Receivables and BEAR Receivables, that were 121-150 days past their respective original invoice dates as of such last day plus the aggregate unpaid balance of Construction Receivables that were 151-180 days past their respective original invoice dates as of such last day plus the aggregate unpaid balance of BEAR Receivables that were 91-120 days past their respective original invoice dates as of such last day, and (B) the aggregate amount of Receivables of the Sellers which were charged off as uncollectible prior to the day which is, in the case of Receivables other than Construction Receivables and BEAR Receivables, 121 days after their respective original invoice dates and, in the case of BEAR Receivables, 91 days after their respective original invoice dates and, in the case of Construction Receivables, 151 days after their respective original invoice dates, in each case during such Settlement Period, and (ii) the denominator of which shall be the aggregate Principal Amount of Receivables other than BEAR Receivables and Construction Receivables originated by the Sellers during the fourth prior Settlement Period (excluding the Settlement Period ended on such day) plus the aggregate Principal Amount of BEAR Receivables originated by the Sellers during the third prior Settlement Period (excluding the Settlement Period ended on such day) plus the aggregate Principal Amount of Construction Receivables originated by the Sellers during the fifth prior Settlement Period (excluding the Settlement Period ended on such day).

            "Agent" shall mean the Funding Agent.

            "Aggregate Commitment Amount" shall mean, with respect to any day, the aggregate amount of the Commitments of all APA Banks on such day, as reduced from time to time pursuant to Section 2.8.

            "APA Banks" shall have the meaning specified in the recitals hereto.

            "APA Bank Purchase Date" shall mean either the date of the Purchase or, if the APA Banks fund the Series 1998-1 Invested Amount on the Issuance Date pursuant to Section 2.3, the Issuance Date.

            "Applicable Margin" shall mean on any date of determination (i) for each Eurodollar Tranche, 2.25% per annum, (ii) for each Floating Tranche, 1.25% per annum or (iii) if the APA Banks are obligated to purchase, and have so purchased, all right, title and interest of the Initial Purchaser in its Series 1998-1 Purchaser Invested Amount due to the occurrence of a PARCO Wind-Down Event described in clauses (ii), (iii) or (iv) of the definition thereof, other than an event described in (ii) or (iv) which is directly attributable to the Initial Purchaser's investment in the VFC Certificates (a) for each Eurodollar Tranche, 1.50% per annum, or (b) for each Floating Tranche, 0.75% per annum.

            "Article VII Costs" shall mean any amounts due pursuant to Article VII.

            "Assignment/Participation Certification" shall mean an assignment or participation certification, as the case may be, in substantially the form of Exhibit G hereto.

            "Available Pricing Amount" shall mean, on any Business Day, the sum of (i) the Unallocated Balance plus (ii) the Increase, if any, on such date.

            "Base Daily Interest Expense" shall mean (i) for any day prior to the APA Bank Purchase Date in any Accrual Period, the product of (A) the Series 1998-1 Invested Amount divided by 360 and (B) the CP Rate for such day and (ii) for the APA Bank Purchase Date and any day thereafter in any Accrual Period, the sum of (A) the product of (x) the sum of (a) the portion of the Series 1998-1 Invested Amount (calculated with respect to all APA Banks without regard to clauses (d) and (e) of the definition of Series 1998-1 Purchaser Invested Amount) allocable to the Floating Tranche on such day and (b) for any day during the period from and including the APA Bank Purchase Date to but excluding the Distribution Date immediately succeeding the APA Bank Purchase Date, divided by 365 (or 366, as the case may be) and (y) the ABR plus the Applicable Margin in effect on such day,
      (B) the product of (x) the portion of the Series 1998-1 Invested Amount (calculated with respect to all Purchasers without regard to clauses (d) and (e) of the definition of Series 1998-1 Purchaser Invested Amount) allocable to Eurodollar Tranches on such day divided by 360 and (y) the weighted average Eurodollar Rate plus the Applicable Margin on such day in effect with respect thereto and (C) on the APA Bank Purchase Date, the Unaccrued Discount Payment Amount; provided, however, that for any such day during the continuance of an Early Amortization Period, the "Base Daily Interest Expense" for such day shall be equal to the greater of (i) the sum of the amounts calculated pursuant to clause (ii) above and (ii) the product of (x) the Series 1998-1 Invested Amount on such day divided by 365 (or 366, as the case may be) and (y) the ABR plus the Applicable Margin in effect on such day plus 2.0%.

            "Benefitted Purchaser" shall have the meaning assigned in Section 11.12.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

            "Carrying Cost Reserve Ratio" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to (a) the product of (i) 2.00 times Days Sales Outstanding as of such day and (ii)
      1.3 times a rate per annum equal to the ABR plus the Applicable Margin as of such earlier Settlement Report Date, divided by (b) 365 (or 366, as the case may be).

            "C/D Assessment Rate" shall mean for any day pertaining to a Floating Tranche, the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Funding Agent to be representative of the cost of such insurance to the APA Banks.

            "C/D Reserve Percentage" for any day pertaining to a Floating Tranche, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new negotiable non-personal time deposits in Dollars of over $100,000 having a maturity of 30 days or more.

            "Certificate Rate" shall mean, on any date of determination, the weighted average (weighted based on the respective outstanding amounts of the Floating Tranche and each Eurodollar Tranche) of the ABR in effect on such day and the Eurodollar Rates in effect on such day plus, in each case, the respective Applicable Margins.

            "Change in Control" shall mean the occurrence of any event the result of which causes the Company not to be a direct, wholly owned Subsidiary of WESCO.

            "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the Issuance Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Issuance Date or (c) compliance by any Purchaser with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Issuance Date.

            "Chase" shall have the meaning specified in the preamble hereto.

            "Clean-Up Call Amount" shall mean the Clean-Up Call Percentage of the maximum Series 1998-1 Invested Amount at any time during the Series 1998-1 Revolving Period.

            "Clean-Up Call Percentage" shall mean 10%.

            "Commercial Paper" shall mean the short-term promissory notes of the Initial Purchaser issued in the United States commercial paper market.

            "Commitment" shall mean, as to any APA Bank, its obligation to purchase a VFC Certificate on the Issuance Date, to acquire the Initial Purchaser's VFC Certificate and to maintain and, subject to certain conditions, increase, its Series 1998-1 Purchaser Invested Amount, in each case, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such APA Bank's name on Schedule 1 under the caption "Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all APA Banks, the "Commitments".

            "Commitment Expiry Date" shall mean June 4, 2004 (as may be extended for an additional 364 days from time to time in writing by PARCO, the Funding Agent and the APA Banks).

            "Commitment Fee" shall have the meaning assigned in subsection
      2.9(b).

            "Commitment Fee Rate" shall have the meaning assigned in the Fee Letter.

            "Commitment Percentage" shall mean, as to any APA Bank and as of any date, the percentage equivalent of a fraction, the numerator of which is such APA Bank's Commitment as set forth on Schedule 1 and the denominator of which is the Aggregate Commitment Amount as of such date.

            "Commitment Period" shall mean the period commencing on the Issuance Date and terminating on the Commitment Termination Date.

            "Commitment Reduction" shall have the meaning assigned in subsection 2.8(a).

            "Commitment Termination Date" shall mean the earlier to occur of (i) the date on which the Aggregate Commitment Amount has been reduced to zero pursuant to Section 2.8 of this Supplement and (ii) the Commitment Expiry Date.

            "Commitment Transfer Supplement" shall have the meaning assigned in subsection 11.11(a).

            "CP Rate" shall mean for any day the weighted average of the interest rates (or if issued at a discount, the weighted average of the rates, after converting to interest-bearing equivalents) on all outstanding Commercial Paper issued by the Initial Purchaser to fund the Initial Purchaser's Series 1998-1 Purchaser Invested Amount.

            "CP Rate Period" shall mean, with respect to any CP Tranche, a period of days not to exceed 60 days commencing on a Business Day selected in accordance with subsection 3A.4(c); provided that if a CP Rate Period would end on a day that is not a Business Day, such CP Rate Period shall end on the next succeeding Business Day.

            "CP Tranche" shall mean a portion of the Series 1998-1 Invested Amount for which the Series 1998-1 Monthly Interest is calculated by reference to a particular Discount and a particular CP Rate Period.

            "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of June 5, 1998, among WESCO, the several lenders from time to time parties thereto, and The Chase Manhattan Bank, as Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

            "Daily Commitment Fee Deposit" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Commitment Fee Expense for each day since the preceding Business Day plus (ii) the aggregate amount of all previously accrued Daily Commitment Fee Expense that has not yet been deposited in the Series 1998-1 Non-Principal Collection Sub-subaccount.

            "Daily Commitment Fee Expense" shall mean, (i) during the Series 1998-1 Revolving Period, for any day in any Accrual Period, the product of
      (A) the excess of the Aggregate Commitment Amount over the aggregate Series 1998-1 Purchaser Invested Amounts of the APA Banks on such day multiplied by (B) the Commitment Fee Rate divided by 360, (ii) during the Series 1998-1 Amortization Period, for any day prior to the APA Bank Purchase Date in any Accrual Period, the product of (A) the Series 1998-1 Invested Amount on such day multiplied by (B) the Commitment Fee Rate divided by 360 and (iii) during the Series 1998-1 Amortization Period, for the APA Bank Purchase Date or any day thereafter in any Accrual Period, zero.

            "Daily Facility Fee Deposit" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Facility Fee Expense for each day since the preceding Business Day plus (ii) the aggregate amount of all previously accrued Daily Facility Fee Expense that has not yet been deposited in the Series 1998-1 Non-Principal Collection Sub-subaccount.

            "Daily Facility Fee Expense" shall mean, (i) for any day in any Accrual Period prior to the APA Bank Purchase Date, the product of (A) (1) for any day prior to the date on which the Series 1998-1 Amortization Period commences, the Aggregate Commitment Amount on such day and (2) for any day on which the Series 1998-1 Amortization Period commences and for any day thereafter, the Series 1998-1 Invested Amount on such day, in each case, multiplied by (B) the Facility Fee Rate divided by 360 and (ii) for the APA Bank Purchase Date or any day thereafter in any Accrual Period, zero.

            "Daily Interest Deposit" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Interest Expense for each day since the preceding Business Day plus (ii) the aggregate amount of all previously accrued Daily Interest Expense that has not yet been deposited in the Series 1998-1 Non-Principal Collection Sub-subaccount plus (iii) the aggregate amount of all Additional Interest for each day since the preceding Business Day.

            "Daily Interest Expense" shall mean, for any Business Day, an amount equal to (i) the amount of accrued and unpaid Base Daily Interest Expense in respect of such day plus (ii) the aggregate amount of all previously accrued and unpaid Base Daily Interest Expense plus (iii) the aggregate amount of all accrued and unpaid Additional Interest.

            "Daily Servicing Fee Deposit" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Servicing Fee Expense for each day since the preceding Business Day plus (ii) the aggregate amount of all previously accrued Daily Servicing

      Fee Expense that has not yet been deposited in the Series 1998-1 Non-Principal Collection Sub-subaccount.

            "Daily Servicing Fee Expense" shall mean, for any day in any Accrual Period the Series 1998-1 Interests' pro rata portion (determined in accordance with Section 6.1) of the Servicing Fee accruing for such day.

            "Days Sales Outstanding" or "DSO" shall mean, in respect of (x) BEAR Receivables, (y) Construction Receivables or (z) Receivables that are not BEAR Receivables or Construction Receivables, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Principal Amount of such Receivables referred to above in (x), (y) or (z), as the case may be, that were Eligible Receivables as of the last day of the immediately preceding Settlement Period by (ii) the aggregate Principal Amount of such Receivables generated by the Sellers for the three Settlement Periods immediately preceding such earlier Settlement Report Date.

            "Decrease" shall have the meaning assigned in Section 2.7.

            "Default Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, (i) the numerator of which shall be the sum of (A) the aggregate unpaid balance of Receivables that were 91-120 days past their original invoice dates as of such last day, and (B) the aggregate amount of Receivables which were charged off as uncollectible prior to the day which is 91 days after their respective original invoice dates, and (ii) the denominator of which shall be the aggregate Principal Amount of Receivables originated during the third prior Settlement Period (excluding the Settlement Period ended on such day).

            "Defaulted Receivables" shall mean Receivables, other than Construction Receivables and BEAR Receivables, that are not aged more than 121 days past their original invoice date plus the aggregate outstanding Principal Amount of all Construction Receivables that are not aged more than 151 days past their original invoice date plus the aggregate outstanding Principal Amount of all BEAR Receivables that are not aged more than 91 days past their original invoice date plus any Receivable, other than a Construction Receivable or a BEAR Receivable, which becomes a Charged-Off Receivable prior to 121 days past its original invoice date as of the APA Bank Purchase Date plus any Construction Receivable which becomes a Charged-Off Receivable prior to 151 days past its original invoice date as of the APA Bank Purchase Date plus any BEAR Receivable, which becomes a Charged-Off Receivable prior to 91 days past its original invoice date as of the APA Bank Purchase Date plus the Aggregate Uncleared Funds Amount; provided that for the purposes of computing the Principal Amount of Receivables, Canadian Dollar Receivables shall be converted to U.S. Dollars using the Valuation Price.

            "Defaulting APA Bank" shall have the meaning assigned in subsection 2.6(c).

            "Dilution Period" shall mean, in respect of (x) BEAR Receivables,
      (y) Construction Receivables or (z) Receivables that are not BEAR Receivables or Construction Receivables, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the quotient of (i) the product of (A) the aggregate Principal Amount of such Receivables referred to above in (x), (y) or (z), as the case may be, which were originated by the Sellers during the Settlement Period immediately preceding such earlier Settlement Report Date and (B) one-thirtieth of Days Sales Outstanding in respect of such Receivables and (ii) the Aggregate Receivables Amount in respect of such Receivables as of the last day of the Settlement Period preceding such earlier Settlement Report Date.

            "Dilution Ratio" shall mean, for each Settlement Period, an amount (expressed as a percentage) equal to the aggregate amount of Dilution Adjustments made during such Settlement Period divided by the aggregate Principal Amount of Receivables which were originated by the Sellers during the preceding Settlement Period.

            "Dilution Reserve Ratio" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) which is calculated as follows:

            DRR = [(c * d) + [(e-d) * (e/d)]] * f

      Where:

            DRR = Dilution Reserve Ratio;

            c =   2.0;

            d = the average of the Dilution Ratio during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date;

            e = the highest Dilution Ratio for any Settlement Period during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date; and

            f =   the Dilution Period.

            "Discount" shall mean, with respect to any Commercial Paper, the interest or discount component thereof.

            "Early Amortization Event" shall have the meanings assigned in
      Section 5.1 of this Supplement and Section 7.1 of the Agreement.

            "Early Amortization Period" shall have the meaning assigned in
      Section 5.1 of this Supplement and Section 7.1 of the Agreement.

            "Effective Date" shall have the meaning assigned in Section 9.1.

            "Eligible Assignee" shall mean any financial institution that is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and that has a short term debt rating of at least A-1 from S&P and P-1 from Moody's.

            "Eurocurrency Reserve Requirements": for any day pertaining to a Eurodollar Tranche, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal, special and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate" shall mean, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate per annum determined by the Funding Agent to the rate of interest per annum (rounded upward if necessary to the nearest 1/16 of 1%) notified to the Funding Agent by Chase as the rate of interest at which Dollar deposits in the approximate amount of the portion of the Series 1998-1 Invested Amount allocable to such Eurodollar Tranche as of such day and having a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche would be offered to prime banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Eurodollar Period.

            "Eurodollar Period" shall mean, with respect to any Eurodollar
      Tranche:

                        (a) initially, the period commencing on the Issuance
            Date or conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Purchaser and which in no event will be less than 15 days); and

                        (b) thereafter, each period commencing on the last day
            of the immediately preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Purchaser and which in no event will be less than 15 days);

      provided that all Eurodollar Periods must end on the next Distribution Date and all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

                  (1) if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month, in which event such Eurodollar Period shall end on the immediately preceding Business Day;

                  (2) any Eurodollar Period that would otherwise extend beyond the Scheduled Revolving Termination Date shall end on the Scheduled Revolving Termination Date; and

                  (3) any Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Period.

            "Eurodollar Rate" shall mean, with respect to each day during each Eurodollar Period pertaining to a portion of the Series 1998-1 Invested Amount allocated to a Eurodollar Tranche, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/100th of 1%):

                    Eurodollar Base Rate
            --------------------------------
            1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche" shall mean a portion of the Series 1998-1 Invested Amount for which the Series 1998-1 Monthly Interest is calculated by reference to a Eurodollar Rate determined by reference to a particular Eurodollar Period.

            "Excluded Taxes" shall have the meaning assigned in subsection
      7.3(a).

            "Facility Fee" shall have the meaning assigned in subsection 2.9(c).

            "Facility Fee Rate" shall have the meaning assigned in the Fee
      Letter.

            "Fee Letter" shall mean that certain Fee Letter, dated as of the date hereof, among the Company, the Funding Agent and the Initial Purchaser and acknowledged by the Trustee.

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Funding Agent from three federal funds brokers of recognized standing selected by it.

            "Financial Covenants" shall mean collectively, each as specified in the Credit Agreement, as in effect as of the date hereof, without giving effect to any modification, change or amendment thereafter, unless specifically approved in writing by the Required APA Banks, (i) the leverage ratio covenant as specified in subsection 6.14 thereof, (ii) the consolidated net cash interest expense coverage ratio covenant as specified in subsection 6.15 thereof and (iii) the working capital covenant as specified in subsection 6.16 thereof.

            "Floating Tranche" shall mean, on or after the APA Bank Purchase Date, that portion of the Series 1998-1 Invested Amount not allocated to a Eurodollar Tranche for which the Series 1998-1 Monthly Interest is calculated by reference to the ABR.

            "Funding Agent" shall have the meaning specified in the recitals hereto.

            "Increase" shall have the meaning assigned in subsection 2.5(a).

            "Increase Amount" shall have the meaning assigned in subsection 2.5(a).

            "Increase Date" shall have the meaning assigned in subsection
      2.5(a).

            "Initial Purchaser" shall have the meaning specified in the recitals hereto.

            "Initial Series 1998-1 Invested Amount" shall have the meaning assigned in subsection 2.5(a).

            "Interest Shortfall" shall have the meaning assigned in subsection 3A.4(b).

            "Invested Percentage" shall mean, with respect to any Business Day
      (i) during the Series 1998-1 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 1998-1 Allocated Receivables Amount as of the end of the immediately preceding Business Day and the denominator of which is the Aggregate Receivables Amount as of the end of the immediately preceding Business Day and (ii) during the Series 1998-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Series 1998-1 Allocated Receivables Amount as of the end of the last Business Day of the Series 1998-1 Revolving Period (provided that if during the Series 1998-1 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 1998-1 Amortization Period commence, then, from and after the date the last of such Series commences its Amortization Period, the numerator shall be the Series 1998-1 Allocated Receivables Amount as of the end of the Business Day preceding such date) and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

            "Issuance Date" shall mean June 5, 1998.

            "Loss Reserve Ratio" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) which is calculated as follows:

            LRR = [(a * b)/c] * d

      Where:

            LRR = Loss Reserve Ratio;

            a = the aggregate Principal Amount of Receivables, other than Construction Receivables and BEAR Receivables, originated by the Sellers during the two Settlement Periods immediately preceding such earlier Settlement Report Date; plus the aggregate Principal Amount of BEAR Receivables originated by the Sellers during the two Settlement Periods immediately preceding such earlier Settlement Report Date plus the aggregate Principal Amount of Construction Receivables originated by the Sellers during the two Settlement Periods immediately preceding such earlier Settlement Report Date;

            b = (i) after the earlier of (x) such time as fourteen Settlement Periods have occurred since the Cut-Off Date or (y) such time as the Servicer shall have delivered to the Funding Agent fourteen months of historical aging data showing separate aging of Receivables 91-120, 121-150 and 151-180 days, respectively, past their original invoice date, the highest three-month rolling average of the Aged Receivables Ratio that occurred during the period of twelve consecutive Settlement Periods preceding such earlier Settlement Report Date, or (ii) before such time, the highest of (a) 1.5 times the Aged Receivables Ratio reported for the month of April 1998, (b) the average of the Aged Receivables Ratios reported for the months of April 1998 and May 1998 and (c) the highest three-month average of the Aged Receivables Ratio reported over any three consecutive months since the Cut-Off Date.

            c = the Aggregate Receivables Amount as of the last day of the Settlement Period preceding such earlier Settlement Report Date; and

            d =   2.0

            "Majority Purchasers" shall mean, (i) on any day prior to the APA Bank Purchase Date, the Initial Purchaser and the Required APA Banks and
      (ii) on the APA Bank Purchase Date and any day thereafter, the Required APA Banks.

            "Maximum Commitment Amount" shall mean $306,000,000.

            "Minimum Ratio" shall mean 15%.

            "Monthly Interest Payment" shall have the meaning assigned in subsection 3A.6(a).

            "Moody's" shall mean Moody's Investors Service or any successor thereto.

            "Non-Defaulting APA Bank" shall have the meaning assigned in subsection 2.6(c).

            "Optional Termination Date" shall have the meaning assigned in subsection 2.7(d).

            "Optional Termination Notice" shall have the meaning assigned in subsection 2.7(d).

            "Other Taxes" shall have the meaning assigned in subsection 7.3(b).

            "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding finance, interest, late or similar charges related thereto.

            "PARCO Insolvency Event" shall mean the occurrence of any one or more of the following: (i) any proceeding shall have been instituted by the Initial Purchaser seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (ii) any proceeding of the type described in the foregoing clause (i) shall be instituted against the Initial Purchaser and shall have remained undismissed for a period of sixty (60) consecutive days, or an order granting relief requested in any such proceeding shall be entered.

            "PARCO Residual Amount" shall have the meaning assigned in subsection 2.6(e).

            "PARCO Wind-Down Event" shall mean the occurrence of any of the following events:

            (i) on the fifteenth Business Day prior to the Commitment Expiry Date, the Commitments of the APA Banks have not been extended for at least an additional 364 days;

            (ii) the providers of the Initial Purchaser's program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under their respective agreements with the Initial Purchaser or shall have given notice that their commitments shall not be extended thereunder;

            (iii) the Initial Purchaser has notified the Funding Agent, the
                  Company and Trustee that it has elected not to fund the Series 1998-1 Invested Amount or any Increase pursuant to subsection 2.5(b);

            (iv) the Commercial Paper shall not be rated at least A-1 by S&P and P-1 by Moody's, respectively;

            (v) the average of the Dilution Ratio for the two previous Settlement Periods shall exceed 7.3%;

            (vi) the average of the Default Ratio for the two previous Settlement Periods shall exceed the "Default Ratio Trigger" (as determined in accordance with Schedule 3);

            (vii) the average Days Sales Outstanding of Receivables for the two previous Settlement Periods shall exceed 55 days; and

           (viii) an Early Amortization Period has commenced;

      provided, however, in the case of the events described in clauses (v),
      (vi) and (vii) above, the Funding Agent at its sole discretion may waive such events as PARCO Wind-Down Events and shall notify the Rating Agencies in writing of such waiver.

            "Participants" shall have the meaning assigned in subsection
      11.11(e).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Potential PARCO Wind-Down Event" shall mean any event or circumstance that with notice, the lapse of time, or both, would become a PARCO Wind-Down Event.

            "Program Costs" shall mean, for any Business Day, the sum of (i) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 1998-1 Interests) and (B) a fraction, the numerator of which is the Aggregate Commitment Amount on such Business Day and the denominator of which is the sum of (x) the Aggregate Invested Amounts on such Business Day (other than the Series 1998-1 Invested Amount and the Invested Amount in respect of any variable funding certificate of any other Outstanding Series) and (y) the Aggregate Commitment Amount on such Business Day plus the aggregate Commitment amount for any variable funding certificate of any other Outstanding Series, and (ii) all unpaid fees and expenses due and payable to any Rating Agencies rating the VFC Certificates; provided, however, that the amount of Program Costs payable pursuant to Section 3A.6(b)(iv) shall not exceed $100,000 in the aggregate in any fiscal year of the Servicer.

            "Purchase" shall mean the assignment by the Initial Purchaser to the APA Banks of the Initial Purchaser's Series 1998-1 Purchaser Invested Amount pursuant to Section 2.6.

            "Purchase Price" shall mean, on the APA Bank Purchase Date, an amount equal to the lesser of (i) the Initial Purchaser's Series 1998-1 Purchaser Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 1998-1 Purchaser Invested Amount) and (ii) the Adjusted Liquidity Price on such date, in each case as increased by the sum of (1) the excess of (x) all accrued and unpaid Discount on all outstanding Commercial Paper issued to fund the Initial Purchaser's Series 1998-1 Purchaser Invested Amount from the issuance date(s) thereof to but excluding the APA Bank Purchase Date, over (y) amounts on deposit in the Series 1998-1 Accrued Interest Collection Sub-subaccount, plus (2) the aggregate Discount to accrue on all outstanding Commercial Paper issued to fund the Initial Purchaser's Series 1998-1 Purchaser Invested Amount from and including the APA Bank Purchase Date, to and excluding the maturity date of each CP Tranche.

            "Purchase Price Deficit" shall have the meaning assigned in subsection 2.6(c).

            "Purchaser" shall mean, prior to the APA Bank Purchase Date, the Initial Purchaser and, on and after the APA Bank Purchase Date, the APA Banks and each Acquiring APA Bank.

            "Rating Agency" and "Rating Agencies" shall mean Moody's, S&P or any other nationally recognized statistical rating organization from which a rating for the Commercial Paper was requested by the Initial Purchaser and is currently in effect.

            "Rating Agency Condition" shall mean, with respect to any action, that (i) each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified the Initial Purchaser and the Funding Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of the

      Commercial Paper and (ii) the Funding Agent shall have given their prior written consent to such action.

            "Record Date" shall mean the first Business Day prior to each Distribution Date.

            "Reduction Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the PARCO Residual Amount and the denominator of which is the sum of the PARCO Residual Amount and the Adjusted Liquidity Price on the APA Bank Purchase Date.

            "Reference Rate" shall have the meaning assigned in the definition of ABR herein.

            "Register" shall have the meaning assigned in subsection 11.11(c).

            "Required APA Banks" shall mean APA Banks having Commitment Percentages in the aggregate at least equal to 66-2/3% or, if the Commitments have been terminated, holding at least 66-2/3% of the outstanding Series 1998-1 Invested Amount; provided that the Commitment of any Defaulting APA Bank that has not paid all amounts due and owing by it in respect of the purchase it was obligated to make shall not be included in the Aggregate Commitment Amount for purposes of this definition.

            "Sale Notice" shall mean an irrevocable written notice given by an authorized signatory or authorized officer of the Initial Purchaser (or on behalf of the Initial Purchaser by Chase, in its capacity as the Initial Purchaser's administrative agent) to the Funding Agent committing to sell, assign and transfer to the APA Banks, the Initial Purchaser's Series 1998-1 Purchaser Invested Amount, which notice shall designate (i) the APA Bank Purchase Date, (ii) the Initial Purchaser's Series 1998-1 Purchaser Invested Amount, (iii) the Purchase Price (including a calculation of the Purchase Price), (iv) that no PARCO Insolvency Event has occurred and (v) wire transfer instructions specifying the account(s) into which the proceeds of the Purchase Price shall be deposited.

            "Scheduled Revolving Termination Date" shall mean the last day of the Settlement Period ending in April of the year of the Commitment Expiry Date.

            "Series 1998-1" shall mean Series 1998-1, the Principal Terms of which are set forth in this Supplement.

            "Series 1998-1 Accrued Interest Sub-subaccount" shall have the meaning assigned in subsection 3A.2(a).

            "Series 1998-1 Adjusted Invested Amount" shall mean, as of any date of determination, (i) the Series 1998-1 Invested Amount on such date, minus (ii) the amount on deposit in the Series 1998-1 Principal Collection Sub-subaccount on such date.

            "Series 1998-1 Allocable Charged-Off Amount" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Charged-Off Amount", if any, which has been allocated to Series 1998-1.

            "Series 1998-1 Allocable Recoveries Amount" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Recoveries Amount", if any, which has been allocated to Series 1998-1.

            "Series 1998-1 Allocated Receivables Amount" shall mean, on any date of determination, the lower of (i) the Series 1998-1 Target Receivables Amount on such day and (ii) the product of (x) the Aggregate Receivables Amount on such day and (y) the percentage equivalent of a fraction the numerator of which is the Series 1998-1 Target Receivables Amount on such day and the denominator of which is the Aggregate Target Receivables Amount on such day.

            "Series 1998-1 Amortization Period" shall mean the period commencing on the Business Day following the earliest to occur of (i) the date on which an Early Amortization Period is declared to commence or automatically commences, (ii) the Optional Termination Date and (iii) the Scheduled Revolving Termination Date and ending on the earlier of (i) the date when the Series 1998-1 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the VFC Certificates and to the Funding Agent and the Purchasers hereunder shall have been paid in full and (ii) the Series 1998-1 Termination Date.

            "Series 1998-1 Canada/Canadian Dollar Collection Subaccount" shall have the meaning specified in subsection 3A.2(a).

            "Series 1998-1 Canada/U.S. Dollar Collection Subaccount" shall have the meaning specified in subsection 3A.2(a).

            "Series 1998-1 Collection Subaccount" shall have the meaning assigned in subsection 3A.2(a).

            "Series 1998-1 Interests" shall mean, collectively, the VFC Certificates and the Series 1998-1 Subordinated Interest.

            "Series 1998-1 Invested Amount" shall mean, as of any date of determination, the sum of the Series 1998-1 Purchaser Invested Amounts of all Purchasers on such date.

            "Series 1998-1 Monthly Interest" shall have the meaning assigned in subsection 3A.4(a).

            "Series 1998-1 Monthly Principal Payment" shall have the meaning assigned in Section 3A.5.

            "Series 1998-1 Monthly Servicing Fee" shall have the meaning assigned in Section 6.1.

            "Series 1998-1 Non-Principal Collection Sub-subaccount" shall have the meaning assigned in subsection 3A.2(a).

            "Series 1998-1 Principal Collection Sub-subaccount" shall have the meaning assigned in subsection 3A.2(a).

            "Series 1998-1 Purchaser Invested Amount" shall mean, with respect to the Initial Purchaser on the Issuance Date or, if the Initial Purchaser shall not fund the Initial Series 1998-1 Invested Amount, any APA Bank, an amount equal to the Initial Series 1998-1 Invested Amount or such APA Bank's Commitment Percentage of the Initial Series 1998-1 Invested
      Amount, and with respect to the Initial Purchaser or any other Purchaser on any date of determination thereafter, an amount equal to (a) the Initial Purchaser's or such other Purchaser's Series 1998-1 Purchaser Invested Amount on the immediately preceding Business Day (or, with respect to the day as of which such other Purchaser acquires an interest in the Series 1998-1 Invested Amount, whether pursuant to Section 2.6, by executing a counterpart hereof, a Commitment Transfer Supplement or otherwise, the portion of the transferor's Series 1998-1 Purchaser Invested Amount being purchased), plus (b) the amount of any increases in such Purchaser's Series 1998-1 Purchaser Invested Amount pursuant to
      Section 2.5 made on such day, minus (c) the amount of any distributions to such Purchaser in respect of principal received and applied on such day minus (d) the aggregate Series 1998-1 Allocable Charged-Off Amount applied to such Purchaser on or prior to such date pursuant to subsection 3A.5(b)(ii) plus (e) (but only to the extent of any unreimbursed reductions made pursuant to clause (d) above) the aggregate Series 1998-1 Allocable Recoveries Amount applied to such Purchaser on or prior to such date pursuant to subsection 3A.5(c)(i).

            "Series 1998-1 Ratio" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the greater of (i) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio and (ii) the Minimum Ratio, in each case, then in effect.

            "Series 1998-1 Required Reserves" shall mean, (x) as of any date of determination during the Series 1998-1 Revolving Period, an amount equal to the sum of:

                  (a) an amount equal to the product of (A) the Series 1998-1
            Adjusted Invested Amount on such day (after giving effect to any increase or decrease thereof on such day) and (B) a fraction, the numerator of which is the Series 1998-1 Ratio, and the denominator of which is one minus the Series 1998-1 Ratio;

                  (b) the product of (i) the Series 1998-1 Invested Amount on such day (after giving effect to any increase or decrease thereof on such day) and (ii) a fraction, the numerator of which is the Carrying Cost Reserve Ratio in effect for the Accrual Period in which such day falls, and the denominator of which is one minus the Series 1998-1 Ratio; and

                  (c) the product of (i) the aggregate Principal Amount of
            Receivables in the Trust on such day, (ii) a fraction, the numerator of which is the Series 1998-1 Invested Amount on such day, and the denominator of which is the sum of the Aggregate Invested Amount on such day (after giving effect to any increase or decrease thereof on such day), and (iii) a fraction, the numerator of which is the Servicing Reserve Ratio, and the denominator of which is one minus the Series 1998-1 Ratio;

      and (y) on any date of determination during the Series 1998-1 Amortization Period, an amount equal to the Series 1998-1 Required Reserves on the last Business Day of the

      Series 1998-1 Revolving Period; provided, in the case of this clause (y), that such amount shall be adjusted on each Special Allocation Settlement Report Date, if any, to the extent required as set forth in Section 3A.5(b)(i) and Section 3A.5(c)(ii).

            "Series 1998-1 Revolving Period" shall mean the period commencing on the Issuance Date and terminating on the earliest to occur of the close of business on (i) the date on which an Early Amortization Period is declared to commence or automatically commences, (ii) the Optional Termination Date, (iii) the Scheduled Revolving Termination Date and (iv) the Commitment Termination Date.

            "Series 1998-1 Subordinated Interest Amount" shall mean, for any date of determination, an amount equal to (i) the Series 1998-1 Allocated Receivables Amount minus (ii) the Series 1998-1 Adjusted Invested Amount.

            "Series 1998-1 Subordinated Interest Reduction Amount" shall have the meaning assigned in subsection 2.7(b).

            "Series 1998-1 Subordinated Interest" shall have the meaning assigned in subsection 2.2(b).

            "Series 1998-1 Target Receivables Amount" shall mean, on any date of determination, the sum of (i) the Series 1998-1 Adjusted Invested Amount on such day and (ii) the Series 1998-1 Required Reserves for such day.

            "Series 1998-1 Termination Date" shall mean the Distribution Date that occurs nine months following the Scheduled Revolving Termination Date.

            "Servicer Indemnified Person" shall have the meaning specified in subsection 2.10(b).

            "Servicing Reserve Ratio" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to (i) the product of
      (A) the Servicing Fee Percentage and (B) 2.0 times Days Sales Outstanding as of such earlier Settlement Report Date, divided by (ii) 360.

            "Taxes" shall have the meaning assigned in subsection 7.3(a).

            "Transaction Parties" shall have the meaning assigned in subsection 2.6(d).

            "Transfer Issuance Date" shall mean the date on which a Commitment Transfer Supplement becomes effective pursuant to the terms of such Commitment Transfer Supplement.

            "Transferee" shall have the meaning assigned in subsection 11.10(f).

            "Trust Accounts" shall have the meaning assigned in subsection 3A.2(a).

            "U.C.C. Certificate" shall mean a certificate substantially in the form of Exhibit H to this Supplement.

            "Unaccrued Discount Payment Amount" shall mean the portion of the Purchase Price determined in accordance with clause (2) of the definition thereof.

            "Unallocated Balance" shall mean, as of (i) any Business Day prior to the APA Bank Purchase Date, the portion of the Series 1998-1 Invested Amount allocated to any CP Tranche the CP Rate Period in respect of which expires on such Business Day and (ii) the APA Bank Purchase Date or any Business Day thereafter, the sum of (A) the portion of the Series 1998-1 Invested Amount for which interest is then being calculated by reference to the ABR and (B) the portion of the Series 1998-1 Invested Amount allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day.

            "VFC Certificate" shall mean a VFC Certificate, Series 1998-1, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

            "VFC Certificateholders" shall mean the Purchasers.

            "VFC Certificateholders' Interest" shall have the meaning assigned in subsection 2.2(a).

            "WESCO" shall have the meaning specified in the preamble hereto.

            (b) If any term or provision contained herein conflicts with or is inconsistent with any term, definition or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of this Supplement, except as otherwise provided herein. Unless otherwise stated herein, the context otherwise requires or such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 1998-1 Interests and no other Series of Investor Certificates issued by the Trust.

                                   ARTICLE II

                 DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                             OF THE VFC CERTIFICATES

            SECTION 2.1. Designation. The Certificates and interests created and authorized pursuant to the Agreement and this Supplement shall be divided into two Classes, which shall be designated respectively as (i) the "VFC Certificates, Series 1998-1" and (ii) an interest designated as the "Series 1998-1 Subordinated Interest."

            SECTION 2.2. The Series 1998-1 Interests. (a) The VFC Certificates shall represent fractional undivided interests in the Trust, including the right to receive distributions from (i) the Invested Percentage (expressed as a decimal) of Collections received with respect to the Receivables and all other funds on deposit in the Collection Accounts and (ii) all other funds on deposit in the Series Collection Subaccounts and any subaccounts thereof (collectively, the "VFC Certificateholders' Interest").

            (b) The "Series 1998-1 Subordinated Interest" shall be a fractional undivided interest in the Trust, consisting of the right to receive Collections with respect to the Receivables allocated to the VFC Certificateholders' Interest and not required to be distributed to or for the benefit of the Purchasers. The Exchangeable Company Interest and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the VFC Certificateholders' Interest or the Series 1998-1 Subordinated Interest.

            (c) The VFC Certificates shall be substantially in the form of Exhibit A and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 2.4 hereof and
Section 5.2 of the Agreement.

            SECTION 2.3. Purchases of Interests in the VFC Certificates. (a) Initial Purchase. Subject to the terms and conditions of this Supplement, including delivery of notice in accordance with Section 2.4, (i) on the Issuance Date, (A) the Initial Purchaser may, in its sole discretion, purchase a VFC Certificate in an amount equal to the Initial Series 1998-1 Invested Amount or
(B) if the Initial Purchaser shall have notified the Funding Agent that it has elected not to purchase a VFC Certificate on the Issuance Date, each APA Bank hereby severally agrees to purchase on the Issuance Date a VFC Certificate in an amount equal to such APA Bank's Commitment Percentage of the Initial Series 1998-1 Invested Amount and (ii) thereafter, (A) if the Initial Purchaser shall have purchased a VFC Certificate on the Issuance Date, the Initial Purchaser may, in its sole discretion, maintain its VFC Certificate, subject to increase or decrease during the Series 1998-1 Revolving Period, in accordance with the provisions of this Supplement and (B) if the APA Banks shall have purchased VFC Certificates on the Issuance Date or, in any case, on or after the APA Bank Purchase Date, the APA Banks hereby severally agree to maintain their respective VFC Certificates, subject to increase or decrease during the Series 1998-1 Revolving Period, in accordance with the provisions of this Supplement. The Company hereby agrees to maintain ownership of the Series 1998-1 Subordinated Interest, subject to increase or decrease during the Series 1998-1 Revolving Period, in accordance with the provisions of this Supplement. Payments by the Initial Purchaser or the APA Banks, as the case may be, in respect of the VFC Certificates shall be made in immediately available funds on the Issuance Date to the Funding Agent for payment to the Company.

            (b) Subsequent Purchases. Subject to the terms and conditions of this Supplement, each Acquiring APA Bank hereby severally agrees to maintain its VFC Certificate, subject to increase or decrease during the Series 1998-1 Revolving Period, in accordance with the provisions of this Supplement.

            (c) Maximum Series 1998-1 Purchaser Invested Amount. Notwithstanding anything to the contrary contained in this Supplement, at no time shall the Series 1998-1 Purchaser Invested Amount (calculated without regard to clauses
(d) and (e) of the definition thereof) of any APA Bank exceed such APA Bank's Commitment at such time.

            SECTION 2.4. Delivery. On the Issuance Date, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing pursuant to
Section 5.2 of the Agreement to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate (i) the VFC Certificates in such names and such denominations and deliver such VFC Certificates to the Funding Agent, on behalf of the Initial Purchaser, or the APA Banks, as the case may be, in accordance with such written directions. The VFC Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Trustee shall mark on its books the actual Series 1998-1 Invested Amount and Series 1998-1 Subordinated Interest Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Series 1998-1 Invested Amount and Series 1998-1 Subordinated Interest Amount from time to time.

            SECTION 2.5. Procedure for Initial Issuance and for Increasing the Series 1998-1 Invested Amount. (a) Subject to subsection 2.5(c), (i) on the Business Day designated in writing as provided herein (the "Issuance Date"), the Initial Purchaser may agree, in its sole discretion, and each APA Bank hereby agrees to purchase a VFC Certificate in accordance with Section 2.3 and (ii) on any Business Day during the Commitment Period, the Initial Purchaser may agree, in its sole discretion, and each APA Bank hereby agrees that the Series 1998-1 Invested Amount may be increased by increasing such Purchaser's Series 1998-1 Purchaser Invested Amount (an "Increase"), upon the request of the Servicer or the Company on behalf of the Trust (each date on which an increase in the Series 1998-1 Invested Amount occurs hereunder being herein referred to as the "Increase Date" applicable to such Increase); provided, however, that the Servicer or the Company, as the case may be, shall have given the Funding Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), substantially in the form of Exhibit F hereto, of such request no later than (i) 1:00 p.m., New York City time, two Business Days prior to the Issuance Date or such Increase Date, as the case may be, in the case of any Increase Date occurring prior to the APA Bank Purchase Date or (ii) (x) if the Initial Series 1998-1 Invested Amount or Increase Amount is to be priced solely with reference to the ABR, on or prior to 12:00 noon, New York City time, on the Issuance Date or such Increase Date, as the case may be, or (y) if all or a portion of the Initial Series 1998-1 Invested Amount or Increase Amount is to be allocated to a Eurodollar Tranche, 1:00 p.m., New York City time, three Business Days prior to the Issuance Date or such Increase Date, as the case may be, in the case of any Increase Date occurring on or after the APA Bank Purchase Date; provided, further, that the provisions of this subsection shall not restrict the allocations of Collections pursuant to Article III. Such notice shall state (x) the Issuance Date or the Increase Date, as the case may be, (y) the initial invested amount (the "Initial Series 1998-1 Invested Amount"), or the proposed amount of such Increase (the "Increase Amount"), as the case may be, and (z) on and after the APA Bank Purchase Date, what portions thereof will be allocated to a Eurodollar Tranche and the Floating Tranche.

            (b) If, prior to the APA Bank Purchase Date, the Initial Purchaser elects not to fund any portion of a requested Increase, the Initial Purchaser shall notify the Funding Agent thereof and deliver a Sale Notice in accordance with Section 2.6 and each APA Bank shall purchase its Commitment Percentage of the Initial Purchaser's Series 1998-1 Purchaser Invested Amount in accordance with Section 2.6 and fund such Increase in an amount equal to its Commitment Percentage of such Increase; provided, however that an APA Bank shall not be obligated to fund any portion of an Increase that would cause its Series 1998-1 Purchaser Invested Amount to exceed its Commitment.

            (c) The Purchasers shall not be required to make the initial purchase of VFC Certificates on the Issuance Date or to increase their respective Series 1998-1 Purchaser Invested Amounts on any Increase Date hereunder unless:

                  (i) the related aggregate initial purchase amount or Increase Amount is equal to $1,000,000 or an integral multiple of $100,000 in excess thereof;

                  (ii) after giving effect to the initial purchase amount or Increase Amount, (A) the Series 1998-1 Invested Amount would not exceed the Maximum Commitment Amount on the Issuance Date or such Increase Date, as the case may be, and (B) the Series 1998-1 Allocated Receivables Amount would not be less than the Series 1998-1 Target Receivables Amount on the Issuance Date or such Increase Date, as the case may be;

                  (iii) no Early Amortization Event or Potential Early Amortization Event shall have occurred and be continuing;

                  (iv) in the case of any funding by the Initial Purchaser, no PARCO Wind-Down Event or Potential PARCO Wind-Down Event shall have occurred and be continuing; and

                  (v) all of the representations and warranties made by each of the Company and the Servicer in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Issuance Date or such Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date).

The Company's acceptance of funds in connection with (x) the Purchasers' initial purchase of VFC Certificates on the Issuance Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by the Company to the Purchasers as of the Issuance Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date or relate to particular receivables), as the case may be, that all of the conditions contained in this subsection 2.5(c) have been satisfied.

            (d) After receipt by the Funding Agent of the notice required by subsection 2.5(a) from the Servicer or the Company on behalf of the Trust, the Funding Agent shall, so long as the conditions set forth in subsections 2.5(a) and (c) are satisfied, promptly provide telephonic notice (i) prior to the APA Bank Purchase Date, to the Initial Purchaser, and (ii) on and after the APA Bank Purchase Date, to each APA Bank, of the Increase Date and of the portion of the Increase Amount allocable to such APA Bank (which shall equal such APA Bank's Commitment Percentage of the Increase Amount). If the Initial Purchaser elects to fund an Increase, the Initial Purchaser agrees to pay in immediately available funds the amount of such Increase on the related Increase Date to the Funding Agent for payment to the Trust for deposit in the Series 1998-1 Principal Collection Sub-subaccount. On or after the APA Bank Purchase Date, each APA Bank agrees to pay in immediately available funds such APA Bank's Commitment Percentage of each Increase on the related Increase Date to the Funding Agent for payment to the Trust for deposit in the Series 1998-1 Principal Collection Sub-subaccount.

            SECTION 2.6. Sale by the Initial Purchaser of its Series 1998-1 Purchaser Invested Amount to the APA Banks. (a) On any date during the Commitment Period, the Initial Purchaser may, in its own discretion, and the Initial Purchaser shall upon the occurrence of a PARCO Wind-Down Event, in each case, by delivering a Sale Notice to the Funding Agent, the Company and the Trustee, sell to the APA Banks (in accordance with their respective Commitment Percentages) and each APA Bank hereby agrees to purchase its Commitment Percentage of all right, title and interest of the Initial Purchaser in its Series 1998-1 Purchaser Invested Amount. Any Sale Notice shall be delivered by the Initial Purchaser to the Funding Agent, the Company and the Trustee prior to 12:30 p.m., New York City time, on the APA Bank

Purchase Date and shall constitute an irrevocable offer by the Initial Purchaser to sell 100% of its Series 1998-1 Purchaser Invested Amount at the Purchase Price. Any Sale Notice shall be deemed to be a representation and warranty by the Initial Purchaser that no PARCO Insolvency Event shall have occurred and be continuing. Each APA Bank hereby agrees to purchase from the Initial Purchaser such APA Bank's Commitment Percentage of the Initial Purchaser's Series 1998-1 Purchaser Invested Amount for a purchase price equal to such APA Bank's Commitment Percentage of the Purchase Price on the APA Bank Purchase Date (which date, subject to subsection 2.6(b), may be the same as the date of the Sale Notice). Notwithstanding anything to the contrary set forth in this Supplement, no APA Bank shall have any obligation to purchase the Initial Purchaser's Series 1998-1 Purchaser Invested Amount if, on such Purchase Date, any PARCO Insolvency Event shall have occurred and be continuing.

            (b) If, at or prior to 12:30 p.m., New York City time, on any Business Day, the Initial Purchaser delivers the Sale Notice to the Funding Agent specifying that the APA Bank Purchase Date shall be the same date as the date of the Sale Notice, the Funding Agent shall, by no later than 1:00 p.m., New York City time, notify (by telecopy or by telephone call promptly confirmed in writing by telecopy) each APA Bank of the receipt and content of the Sale Notice. Each APA Bank shall purchase its Commitment Percentage of the Initial Purchaser's VFC Certificate by depositing its Commitment Percentage of the Purchase Price in immediately available funds into the account(s) specified by the Initial Purchaser in the Sale Notice no later than 2:00 p.m., New York City time. If the Initial Purchaser delivers the Sale Notice to the Funding Agent after 12:30 p.m., New York City time, on any Business Day or the Initial Purchaser delivers the Sale Notice to the Funding Agent specifying that the APA Bank Purchase Date shall be a date other than the date of the Sale Notice, the Funding Agent shall promptly advise (by telecopy or by telephone call promptly confirmed in writing by telecopy) each APA Bank of the receipt and content of the Sale Notice. Notwithstanding the fact that the APA Bank Purchase Date may occur on a date which is later than the date on which the Sale Notice is delivered to the Funding Agent, the several obligations of each APA Bank to make such purchase and to make payment of the amounts required to be paid by it pursuant to subsection 2.6(a) shall arise immediately upon receipt by the Funding Agent of the Sale Notice. Upon payment of the Purchase Price as provided herein and delivery to the Trustee by the Funding Agent of the Initial Purchaser's VFC Certificate, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name of each APA Bank and in a denomination equal to such APA Bank's Commitment Percentage as set forth in such written direction and shall deliver such VFC Certificate to each such APA Bank in accordance with such written direction.

            (c) If, by 2:00 p.m., New York City time, one or more APA Banks (each, a "Defaulting APA Bank," and each APA Bank other than the Defaulting APA Bank being referred to as a "Non-Defaulting APA Bank") fails to make its Commitment Percentage of the Purchase Price available to the Funding Agent pursuant to subsection 2.6(b) (the aggregate amount not so made available to the Funding Agent being herein called the "Purchase Price Deficit"), then the Funding Agent shall, by no later than 2:30 p.m., New York City time, instruct each Non-Defaulting APA Bank to pay, by no later than 3:00 p.m., New York City time, in immediately available funds, to the account designated by the Funding Agent, an amount equal to the lesser of (x) such Non-Defaulting APA Bank's proportionate share (based upon the relative Commitments of the Non-Defaulting APA Banks) of the Purchase Price Deficit and (y) its unused Commitment. A Defaulting APA Bank shall forthwith, upon demand, pay to the Funding Agent for the ratable benefit of the Non-Defaulting APA Banks all amounts paid by each Non-Defaulting APA Bank on behalf of such Defaulting APA Bank, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting APA Bank until the date such Non-Defaulting APA Bank has been paid such amounts in full, at a rate per annum equal to the sum of the Federal Funds Effective Rate plus 2%. In addition, without prejudice to any other rights that the Initial Purchaser may have under applicable law, each Defaulting APA Bank shall pay to the Initial Purchaser forthwith upon demand, the difference between the Defaulting APA Bank's unpaid Commitment Percentage of the Purchase Price and the amount paid with respect thereto by the Non-Defaulting APA Banks, together with interest thereon, for each day from the date of the Funding Agent's request for such Defaulting APA Bank's Commitment Percentage of the Purchase Price pursuant to Section 2.6(b) until the date the requisite amount is paid to the Initial Purchaser in full, at a rate per annum equal to the sum of the Federal Funds Effective Rate plus 2%.

            (d) The transfer of the Initial Purchaser's VFC Certificate pursuant to this Section 2.6 shall be without recourse or warranty, express or implied, except that the Initial Purchasers represent that such VFC Certificate is free and clear of adverse claims created by or arising as a result of claims against the Initial Purchaser. By executing and delivering a Sale Notice pursuant to
Section 2.6(a), (i) the Initial Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the VFC Certificate or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the VFC Certificate, or any other agreement, instrument or other document furnished pursuant thereto or in connection therewith, including without limitation any Transaction Document, and (ii) the Initial Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Trust, the Trustee, the Servicer, each Sub-Servicer, each Seller or any Obligor (collectively, the "Transaction Parties") or the Funding Agent, or the performance or observance by the Transaction Parties of any of their respective obligations under the VFC Certificate or the Transaction Documents.

            (e) If the Adjusted Liquidity Price on the APA Bank Purchase Date is less than the Series 1998-1 Invested Amount on the APA Bank Purchase Date (the amount of such insufficiency, the "PARCO Residual Amount"), each APA Bank agrees that (i) on each Distribution Date after the APA Bank Purchase Date on which interest is distributed to VFC Certificateholders pursuant to subsection 3A.6(a), the Funding Agent shall distribute to the Initial Purchaser its Reduction Percentage of such interest payments and (ii) on each Distribution Date after the APA Purchase Date on which amounts in reduction of the Series 1998-1 Invested Amount are distributed to VFC Certificateholders pursuant to
Section 2.7 or subsection 3A.6(c), the Funding Agent shall distribute to the Initial Purchaser its Reduction Percentage of such amounts only after the Series 1998-1 Invested Amount has been paid in full.

            SECTION 2.7. Procedure for Decreasing the Series 1998-1 Invested Amount; Optional Termination. (a) On any Business Day during the Series 1998-1 Revolving Period or the Series 1998-1 Amortization Period (except for Distribution Dates during the Series 1998-1 Amortization Period (which shall be governed by subsection 3A.6(c))), upon the written request of the Servicer or the Company on behalf of the Trust, the Series 1998-1 Invested Amount may be reduced (a "Decrease") by the distribution by the Trustee to the Funding Agent for the pro rata benefit of the Purchasers in accordance with their respective Series 1998-1 Purchaser Invested Amounts of funds on deposit in the Series 1998-1 Principal Collection Sub-subaccount on such day in an amount not to exceed the amount of such funds on deposit on such day; provided that the Servicer shall have given the Funding Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), prior to 1:00 p.m., New York City time, (i) on the second Business Day prior to such Decrease, in the case of any Decrease occurring prior to the APA Bank Purchase Date and (ii) (A) if the Decrease relates solely to a Floating Tranche, on the Business Day of such Decrease or (B) if all or any portion of the Decrease relates to a Eurodollar Tranche, on the Business Day that is three Business Days prior to such Decrease, and which notice shall state the amount of such Decrease; provided, further, that (x) such Decrease shall be in an amount equal to $1,000,000 and integral multiples of $100,000 in excess thereof or if the Series 1998-1 Invested Amount is less than $1,000,000 then such Decrease shall equal the Series 1998-1 Invested Amount, and (y) prior to the APA Bank Purchase Date, such Decrease shall be in an amount no greater than the Unallocated Balance on such day.

            (b) Simultaneously with any such Decrease during the Series 1998-1 Revolving Period, the Series 1998-1 Subordinated Interest Amount shall be reduced by an amount (the "Series 1998-1 Subordinated Interest Reduction Amount") such that the Series 1998-1 Subordinated Interest Amount shall equal the Series 1998-1 Required Reserves after giving effect to such Decrease. During the Series 1998-1 Revolving Period, after the distribution described in subsection (a) above has been made, and the Series 1998-1 Subordinated Interest Amount shall have been reduced by the Series 1998-1 Subordinated Interest Reduction Amount, a distribution shall be made to the owner of the Series 1998-1 Subordinated Interest out of remaining funds on deposit in the Series 1998-1 Principal Collection Sub-subaccount in an amount equal to the lesser of (x) the Series 1998-1 Subordinated Interest Reduction Amount and (y) the amount of such remaining funds on deposit in the Series 1998-1 Principal Collection Sub-subaccount.

            (c) On or after the APA Bank Purchase Date, any reduction in the Series 1998-1 Invested Amount on any Business Day shall be allocated first to reduce the Unallocated Balance and then to reduce the portion of the Series 1998-1 Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 7.4.

            (d) (i) On any Business Day unless the Scheduled Revolving Termination Date, an Early Amortization Event or a Potential Early Amortization Event shall have occurred and be continuing, the Company shall have the right to deliver an irrevocable written notice (an "Optional Termination Notice") to the Trustee, the Servicer and the Rating Agencies in which the Company declares that the Series 1998-1 Revolving Period shall terminate on the date (the "Optional Termination Date") set forth in such notice (which date, in any event, shall be the last day of a Settlement Period which is not less than 10 days from the date on which such notice is delivered).

            (ii) From and after the Optional Termination Date, the Series 1998-1 Amortization Period shall commence for all purposes under this Agreement and the other Transaction Documents. The Trustee shall give prompt written notice of its receipt of an Optional Termination Notice to the Purchasers and each Rating Agency.

            SECTION 2.8. Reductions of the Commitments. (a) On any Business Day during the Series 1998-1 Revolving Period, the Company, on behalf of the Trust, may, upon three Business Days' prior written notice to the Funding Agent (effective upon receipt) (with copies to the Servicer and the Trustee) reduce or terminate the Commitments (a "Commitment Reduction") in an aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Series 1998-1 Invested Amount on such date, the Series 1998-1 Invested Amount would exceed the Aggregate Commitment Amount then in effect. Each APA Banks's Commitment shall be reduced by such APA Bank's Commitment Percentage of the amount of such Commitment Reduction.

            (b) On any Business Day subsequent to the APA Bank Purchase Date, if an Early Amortization Period has commenced, the Aggregate Commitment Amount shall be reduced to the Series 1998-1 Invested Amount. Each APA Bank's Commitment shall be reduced by an amount equal to such APA Bank's Commitment Percentage times the amount of such reduction.

            (c) Once reduced, the Commitments may not be subsequently reinstated. Upon effectiveness of any such reduction, the Funding Agent shall prepare a revised Schedule 1 to reflect the reduced Commitment of each APA Bank and Schedule 1 of this Supplement shall be deemed to be automatically superseded by such revised Schedule 1. The Funding Agent shall distribute such revised
Schedule 1 to the Company, the Servicer, the Trustee and each APA Bank.

            SECTION 2.9. Interest; Fees. (a) Interest shall be payable on the VFC Certificates on each Distribution Date pursuant to subsection 3A.6(a).

            (b) The Trustee (acting at the written direction of the Servicer upon which the Trustee may conclusively rely) shall distribute pursuant to subsection 3A.6(b), from amounts on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount, to the Funding Agent, for the pro rata account of the APA Banks in accordance with their respective Commitment Percentages, on each Distribution Date, a commitment fee with respect to each Accrual Period ending on such date (the "Commitment Fee") (i) during the Series 1998-1 Revolving Period at the Commitment Fee Rate of the average daily excess of the Aggregate Commitment Amount over the average aggregate Series 1998-1 Purchaser Invested Amounts of the APA Banks during such Accrual Period and (ii) during the Series 1998-1 Amortization Period at the Commitment Fee Rate of the average daily Series 1998-1 Invested Amount during such Accrual Period; provided however, that no Commitment Fee will be payable hereunder for any Accrual Period or portion thereof during the Series 1998-1 Amortization Period that commences on or after the APA Bank Purchase Date. The Commitment Fee shall be payable (i) monthly in arrears on each Distribution Date and (ii) on the Commitment Termination Date. To the extent that funds on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Commitment Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Funding Agent the amount of any such deficiency.

            (c) The Trustee (acting at the written direction of the Servicer upon which the Trustee may conclusively rely) shall distribute pursuant to subsection 3A.6(b), from amounts on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount, to the Funding Agent, for the account of the Initial Purchaser, on each Distribution Date prior to the APA Bank Purchase Date and on the Distribution Date immediately succeeding the APA Bank Purchase Date, a facility fee (the "Facility Fee") with respect to each Accrual Period ending on such date (or, in the case of the Distribution Date immediately succeeding the APA Bank Purchase Date, the period from and including the immediately preceding Distribution Date to but excluding the APA Bank Purchase Date) (i) during the Series 1998-1 Revolving Period, at the Facility Fee Rate of the average daily Aggregate Commitment Amount during such period and (ii) during the Series 1998-1 Amortization Period, at the Facility Fee Rate of the average daily Series 1998-1

Invested Amount during such period. The Facility Fee shall be payable (i) monthly in arrears on each Distribution Date prior to the APA Bank Purchase Date and (ii) on the Distribution Date immediately succeeding the APA Bank Purchase Date. To the extent that funds on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Facility Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Funding Agent the amount of any such deficiency.

            (d) Calculations of per annum rates and fees under this Supplement shall be made on the basis of a 360- (or 365-/366-, in the case of interest on the Floating Tranche based on the ABR) day year with respect to Commitment Fees, Facility Fees and interest rates. Each determination of the Eurodollar Rate by the Funding Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

            SECTION 2.10. Indemnification by the Company and the Servicer. (a) The Company agrees to indemnify and hold harmless the Trustee, the Funding Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a "Company indemnified person") from and against any loss, liability, expense, damage or injury suffered or sustained by (a "Claim") such Company indemnified person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Company pursuant to any Pooling and Servicing Agreement or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Company (or any of its officers) in any Pooling and Servicing Agreement or other Transaction Documents or (iii) a failure by the Company to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of any Pooling and Servicing Agreement or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Company indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Receivable or (C) include any income or franchise taxes imposed on (or measured by) any Company indemnified person's net income; provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment.

            (b) The Servicer agrees to indemnify and hold harmless the Trustee, the Funding Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a "Servicer Indemnified Person") from and against any Claim by reason of (i) any Claims by third parties against any Seller Indemnified Person resulting from any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Servicer pursuant to any Pooling and Servicing Agreement or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Servicer (or any of its officers) in any Pooling and Servicing Agreement or other Transaction Document or (iii) a failure by the Servicer to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of any Pooling and Servicing Agreement or the other Transaction

Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the gross negligence, bad faith or wilful misconduct of such Servicer Indemnified Person or its officers, directors, agents, principals, employees or employers.

                                   ARTICLE III

                          ARTICLE III OF THE AGREEMENT

            Section 3.1 of the Agreement and each other section of Article III of the Agreement relating to another Series shall read in their entirety as provided in the Agreement. Article III of the Agreement (except for Section 3.1 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Series 1998-1
Interests:

            SECTION 3A.2. Establishment of Trust Accounts. (a) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the Purchasers and (ii) in the case of clauses
(A) and (B) below, for the benefit, subject to the prior and senior interest of the Purchasers, of the owner of the Series 1998-1 Subordinated Interest, (A) a subaccount of the U.S. Dollar Collection Account (the "Series 1998-1 Collection Subaccount"), which subaccount is the Series Collection Subaccount with respect to Series 1998-1; (B) two subaccounts of the Series 1998-1 Collection
Subaccount: (1) the Series 1998-1 Principal Collection Sub-subaccount and (2) the Series 1998-1 Non-Principal Collection Sub-subaccount (respectively, the "Series 1998-1 Principal Collection Sub-subaccount" and the "Series 1998-1 Non-Principal Collection Sub-subaccount"); (C) a subaccount of the Canada/Canadian Dollar Collection Account (the "Series 1998-1 Canada/Canadian Dollar Collection Subaccount") and a subaccount of the Canada/U.S. Dollar Collection Account (the "Series 1998-1 Canada/U.S. Dollar Collection Subaccount") and (D) a subaccount of the Series 1998-1 Non-Principal Collection Sub-subaccount (the "Series 1998-1 Accrued Interest Sub-subaccount"; all accounts established pursuant to this subsection 3A.2(a) and listed on Schedule 2, collectively, the "Trust Accounts"), each Trust Account to bear a designation indicating that the funds deposited therein are held for the benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and
(ii) above. The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and
(ii) above.

            (b) All Eligible Investments in the Trust Accounts shall be held by the Trustee, on behalf of the Certificateholders, for the exclusive benefit of the Purchasers and, subject to the prior interest of the Purchasers, the owner of the Series 1998-1 Subordinated Interest; provided, however, that funds on deposit in a Trust Account which is a Sub-subaccount of a Collection Account may, at the direction of the Company, be invested together with funds held in other Sub-subaccounts of the Collection Account. In the absence of written direction from the Company all funds held in any Trust Account will remain uninvested. After giving effect to any distribution to the Company pursuant to subsection 3A.3(b), amounts on deposit and available for investment in the Series 1998-1 Principal Collection Sub-subaccount, the Series 1998-1

Canada/U.S. Dollar Collection Subaccount and the Series 1998-1 Canada/Canadian Dollar Collection Subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Series 1998-1 Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Series 1998-1 Amortization Period, on or prior to the Business Day immediately preceding the next Distribution Date. Amounts on deposit and available for investment in the Series 1998-1 Non-Principal Collection Sub-subaccount and the Series 1998-1 Accrued Interest Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the Business Day immediately preceding the next Distribution Date. As of the Business Day immediately preceding such next Distribution Date, (x) all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1998-1 Accrued Interest Sub-subaccount shall be deposited in the Series 1998-1 Non-Principal Collection Sub-subaccount and (y) all interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 1998-1 Principal Collection Sub-subaccount, the Series 1998-1 Canada/U.S. Dollar Collection Subaccount and the Series 1998-1 Canada/Canadian Dollar Collection Subaccount shall be deposited in the Series 1998-1 Non-Principal Collection Sub-subaccount. In the absence of written direction from the Company all funds held in any Trust Account will remain uninvested.

            SECTION 3A.3. Daily Allocations. In accordance with the written direction of the Servicer, and based solely on the Daily Report upon which the Trustee may conclusively rely:

            (a) The portion of the Aggregate Daily Collections allocated to the Series 1998-1 Interests pursuant to Article III of the Agreement shall be allocated and distributed on each Business Day as set forth in this Article III by the Trustee as follows:

                  (i) an amount equal to the Accrued Expense Amount for such day (or, during the Series 1998-1 Revolving Period, such greater amount as the Company may request in writing) shall be transferred from the Series 1998-1 Collection Subaccount; provided that if the amount on deposit in the Series 1998-1 Collection Subaccount is less than the Accrued Expense Amount required to be transferred to the Series 1998-1 Non-Principal Collection Sub-subaccount, then an amount equal to the shortfall shall be retained, first, in the Series 1998-1 Canada/U.S. Dollar Collection Subaccount and, second, to the extent of any remaining shortfall, in the Series 1998-1 Canada/Canadian Dollar Collection Subaccount; and provided further that, on each Distribution Date, such retained amounts shall be transferred to the Series 1998-1 Non-Principal Collection Sub-subaccount;

                  (ii) any remaining funds on deposit in the Series 1998-1 Collection Subaccount, the Series 1998-1 Canada/Canadian Dollar Collection Subaccount and the Series 1998-1 Canada/U.S. Dollar Collection Subaccount shall be transferred by the Trustee to the Series 1998-1 Principal Collection Sub-subaccount; provided that during the Series 1998-1 Revolving Period, amounts on deposit in the Series 1998-1 Canada/Canadian Dollar Collection Subaccount and the Series 1998-1 Canada/U.S. Dollar Collection Subaccount shall be transferred, in the order of priority set forth in subsection 3.1(d)(vii) of the Agreement, to the Series 1998-1 Principal Collection Sub-subaccount only to the extent such amounts are required to be distributed otherwise than to or upon the order of the Company as provided in subsection (b)(i) below; and provided further that on any day on which the principal amount of Commercial Paper shall be payable by the Initial Purchaser, upon the request of the Servicer or, after the commencement of an Early Amortization Period, the Funding Agent, the Trustee shall distribute to the Funding Agent an amount equal to the principal amount of such maturing Commercial Paper, first, from amounts on deposit in the Series 1998-1 Collection Subaccount and second, if the amount on deposit in the Series 1998-1 Collection Subaccount is less than the principal amount of such maturing Commercial Paper, from amounts on deposit in the Series 1998-1 Canada/U.S. Dollar Collection Subaccount and the Series 1998-1 Canada/Canadian Dollar Collection Subaccount in the order of priority set forth in subsection 3.1(d)(vii) of the Agreement, up to the amount of the shortfall;

            (b)(i) On each Business Day during the Series 1998-1 Revolving Period (including Distribution Dates), after giving effect to (x) all allocations, transfers and distributions of Aggregate Daily Collections on such Business Day and any retention of funds in the Series 1998-1 Canada/U.S. Dollar Collection Subaccount and the Series 1998-1 Canada/Canadian Dollar Collection Subaccount and (y) any deposit resulting from an Increase, if any, pursuant to subsection 2.5(c) on such Business Day, amounts on deposit in the Series 1998-1 Principal Collection Sub-subaccount, the Series 1998-1 Canada/U.S. Dollar Collection Subaccount and the Series 1998-1 Canada/Canadian Dollar Collection Subaccount shall be distributed by the Trustee to or upon the order of the Company (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the Collections on deposit therein) not later than 2:00 p.m., New York City time, in accordance with directions contained in the Daily Report; provided that such distribution shall be made only if no Early Amortization Event or Potential Early Amortization Event in each case set forth in Section 7.1 of the Agreement or in subsections (a), (d) (but only with respect to a Servicer Default set forth in subsection 6.1(e) of the Servicing Agreement), (g), (i) or (j) of Section 5.1 of this Supplement has occurred and is continuing and only to the extent that, if after giving effect to such distribution, the Series 1998-1 Target Receivables Amount would not exceed the Series 1998-1 Allocated Receivables Amount; provided further that if notice of any Liens of the type described in subsection (j) of Section 5.1 of this Supplement shall be filed against WESCO, the Company or the Trust that, in any one instance or in the aggregate secures an amount that is less than $1,000,000, the Trustee shall withhold from such distribution the aggregate amount secured by such Liens, until there shall have been delivered to the Trustee and each Rating Agency proof of the release of, or payment of the amounts secured by, such Liens; provided further that if the Company or the Servicer, on behalf of the Company, shall have given the Funding Agent irrevocable written notice (effective upon receipt) at least two Business Days prior to such day, in the case of any notice given prior to the APA Bank Purchase Date, on such day, in the case of any notice given on or after the APA Bank Purchase Date with respect to the Floating Tranche, or at least three Business Days prior to such day, in the case of any notice given on or after the APA Bank Purchase Date with respect to the Eurodollar Tranche, the Company or the Servicer may instruct the Trustee in writing (specifying the related amount) to withdraw all or a portion of such amounts on deposit in the Series 1998-1 Principal Collection Sub-subaccount and apply such withdrawn amounts toward the reduction of the Series 1998-1 Invested Amount and the Series 1998-1 Subordinated Interest Amount in accordance with
Section 2.7. Amounts distributed to the Company hereunder shall be deemed to be paid first from Collections received directly by the Servicer and second from Collections received in the Lockboxes.

            (ii) On each Business Day during the Series 1998-1 Amortization Period (including Distribution Dates), funds deposited in the Series 1998-1 Principal Collection Sub-subaccount shall be invested in Eligible Investments that mature on or prior to the Business Day immediately preceding the next Distribution Date and shall be distributed on such Distribution Date in accordance with subsection 3A.6(c). Except as set forth in subsection 3A.6(c), no amounts on deposit in the Series 1998-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company or the owner of the Series 1998-1 Subordinated Interest during the Series 1998-1 Amortization Period.

            (c) On each Business Day, an amount equal to the Daily Interest Deposit for such day shall be transferred by the Trustee from the Series 1998-1 Non-Principal Collection Sub-subaccount to the Series 1998-1 Accrued Interest Sub-subaccount.

            (d) The allocations to be made pursuant to this Section 3A.3 are subject to the provisions of Sections 2.5, 2.7, 7.2 and 9.1 of the Agreement.

      SECTION 3A.4. Determination of Interest. (a) (i) The amount of interest distributable with respect to the VFC Certificates ("Series 1998-1 Monthly Interest") on each Distribution Date shall be the amount of Daily Interest Expense accrued during the Accrual Period ending on such Distribution Date.

                  (ii) If a change in the CP Rate, the weighted average Eurodollar Rate or the ABR on or after any Settlement Report Date or any withdrawal pursuant to the proviso in subsection 3A.3(a)(ii) results in a change in Series 1998-1 Monthly Interest for the Accrual Period ending on the Distribution Date immediately succeeding such Settlement Report Date, the Servicer shall amend the Monthly Settlement Statement to reflect the adjustment in the Series 1998-1 Monthly Interest for such Accrual Period caused by such change or withdrawal and any consequent adjustments and the Servicer shall also provide written notification to the Trustee of any such change. Any amendment to the Monthly Settlement Statement pursuant to this subsection 3A.4(a)(ii) shall be completed by 1:00 p.m. on the day preceding the next Distribution Date.

            (b) On each Distribution Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (i) the Series 1998-1 Monthly Interest for the Accrual Period ending on such Distribution Date over (ii) the amount which will be available to be distributed to the Purchasers on such Distribution Date in respect thereof pursuant to this Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Interest") equal to the product of (A) the number of days until such Interest Shortfall shall be repaid divided by 365 (or 366, as the case may be), (B) the ABR plus 2.0% and (C) such Interest Shortfall (or the portion thereof which has not been paid to the Purchasers) shall be payable as provided herein with respect to the VFC Certificates on each Distribution Date following such Distribution Date, to but excluding the Distribution Date on which such Interest Shortfall is paid to the VFC Certificateholders.

            (c) On any Business Day, the Company may, subject to subsection 3A.4(e), elect to allocate all or any portion of the Available Pricing Amount
(i), prior to the APA Bank Purchase Date, to one or more CP Tranches with CP Rate Periods commencing on such Business Day by giving the Funding Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Funding Agent prior to 1:00 p.m., New York City time, two Business Days prior to such Business Day or (ii) on or after the APA Bank Purchase Date, to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Funding Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Funding Agent prior to 1:00 p.m.,

New York City time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the CP Rate Period for each CP Tranche or the Eurodollar Period for each Eurodollar Tranche, as the case may be, to which a portion of the Available Pricing Amount is to be allocated and
(iii) the portion of the Available Pricing Amount being allocated to each such CP Tranche or Eurodollar Tranche, as the case may be. On or after the APA Bank Purchase Date, the Funding Agent shall notify each APA Bank of the contents of each such notice promptly upon receipt thereof. Prior to the APA Bank Purchase Date, the Company shall allocate the Series 1998-1 Invested Amount so that the aggregate amounts allocated to outstanding CP Rate Periods at all times equal the Series 1998-1 Invested Amount.

            (d) Any reduction in the Series 1998-1 Invested Amount on any Business Day shall be allocated in the following order of priority:

            First, to reduce the Unallocated Balance, as appropriate; and

            Second, to reduce the portion of the Series 1998-1 Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 7.4.

            (e) Notwithstanding anything to the contrary contained in this
Section 3A.4, (i) prior to the APA Bank Purchase Date, (A) the Initial Purchaser shall approve the length of each CP Rate Period and the portion of the Series 1998-1 Invested Amount allocated to such CP Rate Period, (B) the Initial Purchaser may select, in its sole discretion, any new CP Rate Period if (x) the Company fails to provide notice of a new CP Rate Period on a timely basis or (y) the Funding Agent, on behalf of the Initial Purchaser, determines, in its sole discretion, that the CP Rate Period requested by the Company is unavailable or for any reason commercially undesirable, (C) the portion of the Series 1998-1 Invested Amount allocable to each CP Tranche must be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and (D) no more than twenty CP Tranches shall be outstanding at any one time and (ii) on and after the APA Bank Purchase Date, (A) the portion of the Series 1998-1 Invested Amount allocable to each Eurodollar Tranche must be in an amount equal to $500,000 or an integral multiple of $500,000 in excess thereof, (B) no more than 20 Eurodollar Tranches shall be outstanding at any one time, (C) after the occurrence and during the continuance of any Early Amortization Event or Potential Early Amortization Event in each case set forth in Section 7.1 of the Agreement or in subsections (a), (d) (but only with respect to a Servicer Default set forth in subsection 6.1(e) of the Servicing Agreement), (g), (i),
(j) or (k) of Section 5.1 of this Supplement, the Company may not elect to allocate any portion of the Available Pricing Amount to a Eurodollar Tranche and
(D) after the end of the Series 1998-1 Revolving Period, the Company may not select any Eurodollar Period that does not end on or prior to the next succeeding Distribution Date.

            SECTION 3A.5. Determination of Series 1998-1 Monthly Principal. (a) Payments of Series 1998-1 Principal. The amount (the "Series 1998-1 Monthly Principal Payment") distributable from the Series 1998-1 Principal Collection Sub-subaccount on each Distribution Date during the Series 1998-1 Amortization Period shall be equal to the amount on deposit in such account on the immediately preceding Settlement Report Date; provided, however, that the Series 1998-1 Monthly Principal Payment on any Distribution Date shall not exceed the Series 1998-1 Invested Amount on such Distribution Date after giving effect to the reductions and increases pursuant to paragraphs (b) and (c) below. In addition, on the last day of any Eurodollar Period that is not a Distribution Date, the Trustee, at the written direction of the

Servicer, shall distribute from amounts on deposit in the Series 1998-1 Accrued Interest Sub-subaccount an amount equal to the interest due on the Eurodollar Tranche on the last day of such Eurodollar Period.

            (b) Reductions to Series 1998-1 Principal. If, on any Special Allocation Settlement Report Date, the Series 1998-1 Allocable Charged-Off Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions from the Servicer, upon which the Trustee may conclusively rely) make the following allocations of such amounts in the following order of priority:

                  (i) the Series 1998-1 Required Reserves shall be reduced (but not below zero) by an amount equal to the Series 1998-1 Allocable Charged-Off Amount (which shall also be reduced by the amount so applied); and

                  (ii) then, to the extent that the Series 1998-1 Allocable Charged-Off Amount is greater than zero following the application in clause (i) above, the Series 1998-1 Invested Amount shall be reduced (but not below zero) by such remaining Series 1998-1 Allocable Charged-Off Amount (which shall also be reduced by the amount so applied).

            (c) Increases to Series 1998-1 Principal. If, on any Special Allocation Settlement Report Date, the Series 1998-1 Allocable Recoveries Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions from the Servicer upon which the Trustee may conclusively rely) make the following allocations (after giving effect to the applications in paragraph (b) of such amount in the following order of priority):

                  (i) the Series 1998-1 Invested Amount shall be increased (but only to the extent of any previous reductions of the Series 1998-1 Invested Amount pursuant to subsection 3A.5(b)(ii)) by the amount of the Series 1998-1 Allocable Recoveries Amount (which shall also be reduced by the amount so applied);

                  (ii) then, to the extent that the Series 1998-1 Allocable Recoveries Amount is greater than zero following the applications in clause (i) above, the Series 1998-1 Required Reserves shall be increased (but only to the extent of any previous reductions of the Series 1998-1 Required Reserves pursuant to subsection 3A.5(b)(i)) by such remaining Series 1998-1 Allocable Recoveries Amount (which shall also be reduced by the amount so applied).

            SECTION 3A.6. Applications. (a) (i) On each Distribution Date, based solely on the Monthly Settlement Statement, the Trustee shall distribute to the Purchasers, from amounts on deposit in the Series 1998-1 Accrued Interest Sub-subaccount, an amount equal to the Series 1998-1 Monthly Interest payable on such Distribution Date (such amount, the "Monthly Interest Payment"), plus the amount of any Monthly Interest Payment previously due but not distributed to the Purchasers on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Purchasers on a prior Distribution Date, provided that the Monthly Interest Payment will be reduced by distributions made pursuant to clause (ii);

                  (ii) on any day during an Accrual Period, the Funding Agent may request the Trustee to distribute from the Series 1998-1 Accrued Interest Sub-subaccounts, an amount sufficient to pay the discount component of Commercial Paper notes issued by PARCO to fund the Series 1998-1 Invested Amount and maturing on such day.

            (b) On each Distribution Date, based solely on the Monthly Settlement Statement, the Trustee shall apply funds on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount in the following order of priority to the extent funds are available:

                  (i) an amount equal to the Series 1998-1 Monthly Servicing Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1998-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Servicer or, if WESCO or any Affiliate thereof is not the Servicer, an amount equal to the Series 1998-1 Monthly Servicing Fee shall be paid to the Person acting as Successor Servicer (less, in each case, any amounts payable to the Trustee pursuant to Section 8.5 of the Agreement, which shall be paid to the Trustee);

                  (ii) an amount equal to the Facility Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1998-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Funding Agent, for the account of the Initial Purchaser;

                  (iii) an amount equal to the Commitment Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1998-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Funding Agent, for the pro rata account of the APA Banks, in accordance with their respective Commitment Percentages; and

                  (iv) an amount equal to any unpaid Program Costs due and payable shall be withdrawn from the Series 1998-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts.

Any remaining amounts on deposit in the Series 1998-1 Non-Principal Collection Sub-subaccount (in excess of the Accrued Expense Amount as of such day) not allocated pursuant to clauses (i) through (v) above shall be paid to the owner of the Series 1998-1 Subordinated Interest; provided, however, that during the Series 1998-1 Amortization Period, such remaining amounts shall be deposited in the Series 1998-1 Principal Collection Sub-subaccount for distribution in accordance with subsection 3A.6(c).

            (c) During the Series 1998-1 Amortization Period, the Trustee shall apply, on each Distribution Date, amounts on deposit in the Series 1998-1 Principal Collection Sub-subaccount in the following order of priority:

                  (i) an amount equal to the Series 1998-1 Monthly Principal Payment for such Distribution Date shall be distributed from the Series 1998-1 Principal Collection Sub-subaccount to the Purchasers; and

                  (ii) if, following the repayment in full of the Series 1998-1 Invested Amount, and the PARCO Residual Amount, if any, any amounts are owed to the Trustee, the Purchasers or any other Person hereunder, such amounts shall be transferred from the Series 1998-1 Principal Collection Sub-subaccount and paid to the Trustee, the Purchasers or such other Person; and

                  (iii) following the repayment in full of the Series 1998-1 Invested Amount and the PARCO Residual Amount, if any, and of all of the amounts set forth in clause (ii), the remaining amount on deposit in the Series 1998-1 Principal Collection Sub-subaccount on such Distribution Date, if any, shall be distributed to the owner of the Series 1998-1 Subordinated Interest;

                  (iv) following the APA Bank Purchase Date, to the extent that funds received as the Purchase Price are not used to repay Commercial Paper, the Initial Purchaser shall invest such funds in Eligible Investments which mature on or prior to the day prior to the maturity of its Commercial Paper and any funds resulting from earnings on such Eligible Investments shall be distributed to the Series 1998-1 Non-Principal Collection Sub-subaccount.

            Further, on any other Business Day during the Series 1998-1 Amortization Period, funds may be distributed from the Series 1998-1 Principal Collection Sub-subaccount to the Purchasers in accordance with Section 2.7(a) of this Supplement.

                                   ARTICLE IV

                            DISTRIBUTIONS AND REPORTS

            Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety as follows and the following shall be exclusively applicable to the VFC Certificates:

            SECTION 4A.1. Distributions. (a) On each Distribution Date, the Trustee shall distribute to each Purchaser its applicable pro rata share (based on each such Purchaser's Series 1998-1 Invested Amount) of the amount to be distributed to the Purchasers pursuant to Article III.

            (b) All allocations and distributions hereunder shall be in accordance with the Daily Report and the Monthly Settlement Statement and shall be made in accordance with the provisions of Section 11.4 hereof and subject to
Section 3.1(g) of the Agreement.

            SECTION 4A.2. Reports. The Servicer shall provide the Funding Agent and the Trustee with a Daily Report in accordance with subsection 4.1 of the Servicing Agreement. The Funding Agent shall make copies of the Daily Report available to the Purchaser at its reasonable request at the Funding Agent's office in New York, New York.

            SECTION 4A.3. Statements and Notices. (a) Monthly Settlement Statements. On each Settlement Report Date, the Servicer shall deliver to the Trustee and the Funding Agent (commencing with the Settlement Report Date occurring on June 15, 1998) a Monthly Settlement Statement in the Form of Exhibit E setting forth, among other things, the Loss Reserve Ratio, the Dilution Reserve Ratio, the Minimum Ratio, the Carrying Cost Reserve Ratio, the Servicing Reserve Ratio and the components of the calculation thereof, the Series 1998-1 Monthly Interest, the Additional Interest, the Series 1998-1 Monthly Servicing Fee, the Commitment Fee and the Series 1998-1 Monthly Principal Payment, each as recalculated for the period until the next succeeding Settlement Report Date. The Funding Agent shall forward a copy of each Monthly Settlement Statement to any Purchaser upon request by such Purchaser. The Company and the Servicer will deliver copies of all notices, reports, statements and other documents delivered by it pursuant to the Pooling and Servicing Agreements to each Rating Agency. A copy of any such items may be obtained by any Certificateholder upon a written request delivered to the Trustee at the Corporate Trust Office.

            (b) Annual Certificateholders' Tax Statement. On or before January 31 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 1999, the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a Purchaser, a statement prepared by the Company containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a Purchaser, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Company deems necessary or desirable to enable the Purchasers to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have been prepared by the Servicer and provided to the Trustee or the Funding Agent and to the Purchasers, in each case pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

            (c) Early Amortization Event/Distribution of Principal Notices. Upon the occurrence of an Early Amortization Event or Potential Early Amortization Event with respect to Series 1998-1, the Company or the Servicer, as the case may be, shall give prompt written notice thereof to the Trustee and the Funding Agent. As promptly as reasonably practicable after its receipt of notice of the occurrence of an Early Amortization Event with respect to Series 1998-1, the Trustee shall give notice thereof (i) to each Rating Agency (which notice shall be given in writing not later than the second Business Day after such receipt) and (ii) to the Funding Agent, who in turn shall give notice to each Purchaser. In addition, on the Business Day preceding each day on which a distribution of principal is to be made during the Series 1998-1 Amortization Period, the Servicer shall direct the Funding Agent to send notice to each Purchaser, which notice shall set forth the amount of principal to be distributed on the related date to the Purchasers with respect to the outstanding VFC Certificates.

                                    ARTICLE V

                      ADDITIONAL EARLY AMORTIZATION EVENTS

            SECTION 5.1. Additional Early Amortization Events. If any one of the events specified in Section 7.1 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events (each, an "Early Amortization Event") shall occur during the Series 1998-1 Revolving Period with respect to the Series 1998-1 Interests:

            (a) (i) failure on the part of the Servicer to direct any payment or deposit to be made or failure of any payment or deposit to be made in respect of interest owing on any VFC Certificates or the Commitment Fee within two Business Days of the date such interest or Commitment Fee is due, (ii) failure on the part of the Servicer to direct any payment or deposit to be made in respect of principal owing on any VFC Certificates on the date such principal is due or (iii) failure on the part of the Servicer to direct any payment or deposit to be made, or of the Company to make any payment or deposit in respect of any other amounts owing by the Company, under any Pooling and Servicing Agreement within two Business Days of the date such other amount is due or such deposit is required to be made;

            (b) (i) failure on the part of the Company to duly observe or perform in any material respect any of the covenants or agreements of the Company set forth in Sections 2.7(b) or (l) or Section 2.8 of the Agreement or (ii) failure on the part of the Company to duly observe or perform in any material respect any other covenants or agreements of the Company set forth in any Pooling and Servicing Agreement, which failure continues unremedied 30 days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Funding Agent or Purchasers representing 25% or more of the Series 1998-1 Invested Amount.

            (c) any representation or warranty made or deemed made by the Company in any Pooling and Servicing Agreement to or for the benefit of the Purchasers (i) proves to have been incorrect in any material respect when made or when deemed made and (ii) continues to be incorrect until 30 days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which notice of such failure, requiring the same to be remedied, has been given by the Trustee to the Company or by Purchasers representing 25% or more of the Series 1998-1 Invested Amount to the Company and the Trustee; provided, however, that an Early Amortization Event with respect to the Series 1998-1 Interests shall not be deemed to have occurred under this paragraph if the incorrectness of such representation or warranty gives rise to an obligation to repurchase the related Receivables and the Company has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of any Pooling and Servicing Agreement within two Business Days of the day on which the Company was obligated to do so;

            (d) a Servicer Default with respect to the Servicer shall have occurred and be continuing;

            (e) a Purchase Termination Event (as defined in the Receivables Sale Agreement) shall have occurred with respect to WESCO and be continuing under the Receivables Sale Agreement;

            (f) a Change in Control shall have occurred;

            (g) the Series 1998-1 Allocated Receivables Amount shall be less than the Series 1998-1 Target Receivables Amount for more than five Business Days;

            (h) any of the Agreement, the Servicing Agreement, this Supplement or the Receivables Sale Agreements shall cease, for any reason, to be in full force and effect in any material respect, or the Company, any Seller, the Servicer, any Sub-Servicer or any Affiliate of any thereof shall so assert in writing;

            (i) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in substantially all of the Filing Trust Assets (subject to no other Liens other than Permitted Liens described in clause (i) of the definition thereof), or any of WESCO, the Company or any Affiliate of either thereof shall so assert; or

            (j) 15 days shall have elapsed after there shall have been filed against WESCO, the Company or the Trust (i) a notice of federal tax Lien from the Internal Revenue Service or (ii) a notice of Lien from the PBGC under Section 412(n) of the Internal Revenue code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies and, in any one instance or in the aggregate, the amount secured by such Liens exceeds $1,000,000, unless in each case there shall have been delivered to the Trustee and each Rating Agency proof of the release of, or payment of amounts secured by, such Lien;

            (k) there shall have been filed against WESCO, the Company or the Trust a notice of any other Lien the existence of which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Person, unless in each case there shall have been delivered to the Trustee and each Rating Agency proof of the release of, or payment of amounts secured by, such Lien;

            (l) (i) WESCO or any of its Subsidiaries shall default in the payment of any of its outstanding Indebtedness (including, without limitation, Indebtedness outstanding under the Credit Agreement) or in the observance or performance of any agreement or condition relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance of such Indebtedness, prior to its stated maturity; or (ii) after the occurrence of either of the events described in paragraphs (v) or (vi) of the definition of PARCO Wind-Down Event, WESCO or any of its subsidiaries shall default in the observance or performance of any of the Financial Covenants, the effect of which default or other event or condition is to cause, or to permit the holder or holders of the Indebtedness outstanding under the Credit Agreement or any trustee or agent on its or their behalf to cause, such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance of such Indebtedness, prior to its stated maturity; provided, however, that no Early Amortization Event with respect to any Indebtedness other than Indebtedness outstanding under the Credit Agreement shall be deemed to occur under this paragraph unless the aggregate amount of such Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $20,000,000;

            (m) any action, suit, investigation or proceeding at law or in equity (including, without limitation, injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Company or the Servicer or any properties, revenues or rights of either thereof which could reasonably be expected to have a Material Adverse Effect;

            (n) one or more judgments or decrees shall be entered against the Servicer or the Company involving in the aggregate a liability (not paid or fully covered by insurance) of (i) in the case of the Servicer, $20,000,000 or (ii) in the case of the Company, $25,000, or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (o) any event of the type described in Section 7.1(a) of the Agreement shall occur with respect to the Servicer of any Sub-Servicer;

then, in the case of (x) any event described in Section 7.1 of the Agreement and paragraphs (h), (i) and (o) above, automatically without any notice or action on the part of the Trustee or Purchasers, an early amortization period shall immediately commence or (y) any other event described above, after the applicable grace period (if any) set forth in such subsections, the Trustee may, and at the written direction of the Required APA Banks shall, by written notice then given to the Company and the Servicer, declare that an early amortization period has commenced as of the date of such notice with respect to Series 1998-1 (any such period under clause (x) or (y) above, an "Early Amortization Period"); provided however, that in the case of the event described in clause (g) above, if an Early Amortization Period has not been declared within ten Business Days after the occurrence of such event, then an Early Amortization Period shall occur automatically unless, (i) prior to the end of such ten Business Day period, the Series 1998-1 Allocated Receivables Amount shall no longer be less than the Series 1998-1 Target Receivables Amount and (ii) so long as the Series 1998-1 Allocated Receivables Amount continues to be equal to or greater than the Series 1998-1 Target Receivables Amount, the Majority Purchasers shall have waived the occurrence of such event.

                                   ARTICLE VI

                                  SERVICING FEE

            SECTION 6.1. Servicing Compensation. A monthly servicing fee (the "Series 1998-1 Monthly Servicing Fee") shall be payable to the Servicer on each Distribution Date for the preceding Settlement Period in an amount equal to the product of (a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Aggregate Commitment Amount for such Settlement Period and the denominator of which is the sum of (i) the Aggregate Invested Amounts (other than the Series 1998-1 Invested Amount and the Invested Amount in respect of any variable funding certificate of any other Outstanding Series) on the first day of such Settlement Period and (ii) the Aggregate Commitment Amount on the first day of such Settlement Period plus the Aggregate Commitment amount for any variable funding certificate of any other Outstanding Series.

                                   ARTICLE VII

                             CHANGE IN CIRCUMSTANCES

            SECTION 7.1. Illegality. Notwithstanding any other provision herein, if, after the Issuance Date, the adoption of or any change in any Requirement of Law or in the interpretation, administration or application thereof shall make it unlawful for any APA Bank to make or maintain its portion of the VFC Certificateholders' Interest in any Eurodollar Tranche and such APA Bank shall notify in writing the Funding Agent, the Trustee and the Company, then the portion of each Eurodollar Tranche applicable to such APA Bank shall thereafter be calculated by reference to the ABR. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Company shall pay to the Funding Agent for the account of such APA Bank the amounts, if any, as may be required pursuant to Section 7.4.

            SECTION 7.2. Increased Costs. (a) If any Change in Law (except with respect to Taxes which shall be governed by Section 7.3) shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any APA Bank (except any such reserve requirement reflected in the Eurodollar Rate); or

                  (ii) impose on any APA Bank or the London interbank market any other condition affecting the Transaction Documents or the funding of Eurodollar Tranches by such APA Bank;

and the result of any of the foregoing shall be to increase the cost to such APA Bank of making, converting into, continuing or maintaining Eurodollar Tranches (or maintaining its obligation to do so) or to reduce any amount received or receivable by such APA Bank hereunder (whether principal, interest or otherwise), then the Company will pay to such APA Bank such additional amount or amounts as will compensate such APA Bank for such additional costs incurred or reduction suffered.

            (b) If any APA Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such APA Bank's capital or the capital of any corporation controlling such APA Bank as a consequence of its obligations hereunder to a level below that which such APA Bank or such corporation could have achieved but for such Change in Law (taking into consideration such APA Bank's or such corporation's policies with respect to capital adequacy), then from time to time, the Company shall pay to such APA Bank such additional amount or amounts as will compensate such APA Bank for any such reduction suffered.

            (c) A certificate of an APA Bank setting forth the amount or amounts necessary to compensate such APA Bank as specified in subsections (a) and (b) of this Section 7.2 shall be delivered to the Company (with a copy to the Funding Agent) and shall be conclusive absent manifest error. The agreements in this Section shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder.

            (d) Failure or delay on the part of any APA Bank to demand compensation pursuant to this Section 7.2 shall not constitute a waiver of such APA Bank's right to demand such compensation; provided, however, that the Company shall not be required to compensate an APA Bank pursuant to this Section
7.2 for any increased costs or reductions incurred more than 270 days prior to the date that such APA Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such APA Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 7.3. Taxes. (a) Any and all payments made by the Company to the Funding Agent or the APA Banks (including any Acquiring APA Bank) hereunder or under the other Transaction Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of the Funding Agent or any APA Bank, taxes that would not be imposed but for a connection between such APA Bank or the Funding Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such APA Bank or the Funding Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Transaction Document or any transaction contemplated hereunder or thereunder; (ii) any taxes imposed on the Funding Agent or such APA Bank as a result of payments not related to the VFC Certificates or this Supplement; (iii) any taxes that would not have been imposed but for the failure of the Funding Agent or such APA Bank, as applicable, to provide and keep current to the extent required by law any certification or other documentation required to be furnished by the Funding Agent or such APA Bank under Subsection 7.3(f) of this Supplement; (iv) any taxes imposed as a result of a change (other than a change mandated by law or this Agreement) by the Funding Agent or any APA Bank of the office in which any VFC Certificate is held, accounted for or booked; and (v) any Withholding Taxes (as defined in Subsection 7.3(g) below) except to the extent provided in Subsection 7.3(g) below (all such excluded taxes being referred to hereinafter as "Excluded Taxes" and all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than Excluded Taxes being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Transaction Document to any APA Bank or the Funding Agent, (i) the sum payable by the Company shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.3) such APA Bank or the Funding Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

            (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "Other Taxes").

            (c) The Company will indemnify each APA Bank and the Funding Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 7.3) paid by such APA Bank or the Funding Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a APA Bank or the Funding Agent, absent manifest error, shall be final, conclusive and binding for all purposes, provided that if the Company reasonably believes that such Taxes were not correctly or legally asserted, such APA Bank or the Funding Agent, as the case may be shall use reasonable efforts to cooperate with the Company to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any APA Bank or the Funding Agent, as the case may be, makes written demand therefor. If a APA Bank or the Funding Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Company of the availability of such refund and shall, within 30 days after receipt of a request by the Company, pursue or timely claim such refund at the Company's expense. If any APA Bank or the Funding Agent receives a refund in respect of any Taxes or Other Taxes for which such APA Bank or the Funding Agent has received payment from the Company hereunder, it shall promptly repay such refund (plus any interest received) to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 7.3 with respect to the Taxes or Other Taxes giving rise to such refund), provided that the Company, upon the request of such APA Bank or Funding Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such APA Bank or the Funding Agent in the event such APA Bank or the Funding Agent is required to repay such refund to the relevant taxing authority. Nothing contained herein shall require the Funding Agent or an APA Bank (or Transferee) to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Company or any other Person.

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any APA Bank or the Funding Agent, the Company will furnish to the Funding Agent at its address referred to in Section 11.9, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 7.3 shall survive the payment in full of principal and interest hereunder and the termination of the Trust.

            (f) The Funding Agent and each of the APA Banks (or Transferees) agrees that, prior to the date on which the first interest payment on a VFC Certificate is due hereunder, it will deliver to the Servicer and the Trustee
(i) if the Funding Agent or such APA Bank is not incorporated under the laws of the United States or any State thereof (a "Non-U.S. Person"), two duly completed copies of the United States Internal Revenue Service Form 4224 or successor applicable or required form and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable or required form. The Funding Agent and each APA Bank also agrees to deliver to the Servicer and the Trustee two further copies of the said Form 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Servicer and the Trustee and such extensions or renewals thereof as may reasonably be requested by the Servicer or the Trustee, unless in any such case the Funding Agent or such APA Bank is unable to deliver any such form due to a change in law prior to the date on which any such delivery would otherwise be required which renders any such form inapplicable. Notwithstanding any provision of this Supplement or the Agreement to the contrary, the Servicer and the Trustee shall be entitled to withhold or cause such withholding, and additional amounts in respect of Taxes need not be paid under this Section 7.03, with respect to the Funding Agent, a APA Bank, a Participant or an Acquiring APA Bank in the event that such Person fails to provide all of the forms and statements required pursuant to this paragraph (f) to the Servicer and the Trustee.

            (g) None of the Trustee, the Servicer or the Company shall withhold with respect to any payments to the Funding Agent or the APA Banks pursuant to
Section 1446 of the Code (a "Withholding Tax") unless such withholding is required pursuant to a written determination received by the Trustee, the Servicer or the Company from the Internal Revenue Service. Following such determination, notwithstanding anything to the contrary in this Section 7.3, each APA Bank or Participant which is not created or organized under the laws of the United States or any State thereof (including the District of Columbia) agrees that, upon written notice by the Trustee or the Company to such APA Bank or Participant, as the case may be, that the Trustee, the Servicer or the Company intends to withhold Withholding Tax (such determination being a "Withholding Event"):

            (i) such APA Bank or Participant shall for tax years for which the APA Bank or Participant has already filed United States federal income tax returns (each a "Prior Tax Year") prior to proper notice of such Withholding Event and as a condition to the obligations of the Servicer and the Trustee pursuant to Subsection 7.3(a), provide (A) a signed Officer's Certificate of such APA Bank or Participant stating that amounts paid hereunder have been included in such APA Bank's or Participant's United States federal income tax returns for each such Prior Tax Year, which certificate may be relied on by the Trustee and Company in asserting to the Internal Revenue Service the applicability of Section 1463 of the Code with respect to its liability for any Withholding Tax for each such Prior Tax Year and (B) provide information to the Trustee and the Company or, at the option of such APA Bank or Participant, to the Internal Revenue Service in support of the application of Section 1463 of the Code for each such Prior Tax Year; and

            (ii) if Section 1463 of the Code is not applicable for any prior Tax Year of such APA Bank or Participant because such APA Bank or Participant did not properly pay the United States federal income tax due on amounts payable on its VFC Certificates or hereunder during such Prior Tax Year, the APA Bank or Participant shall indemnify the Trust, the Trustee and the Company for any Withholding Tax (and any interest and penalties thereon) payable by the Trustee, the Company, the Servicer or the Trust on such amounts that are attributable to such Prior Tax Year and with respect to which such APA Bank or Participant did not properly pay such United States federal income tax.

            (h) Any payments made by the Company pursuant to this Section 7.3 shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to funds in excess of the funds needed to make such payment, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment.

            SECTION 7.4. Break Funding Payments. The Company agrees to indemnify each APA Bank and to hold each APA Bank harmless from any loss or expense which such APA Bank may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of a Eurodollar Tranche after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, or (b) default by the Company in making any prepayment in connection with a Decrease after the Company has given irrevocable notice thereof in accordance with the provisions of
Section 2.7 of this Supplement or (c) the making of a prepayment of a Eurodollar Tranche prior to the termination of the Eurodollar Period for such Eurodollar Tranche. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the Eurodollar Period that would have commenced on the date of such prepayment or of such failure) in each case at the Eurodollar Rate for such Eurodollar Tranche provided for herein over (ii) the amount of interest (as reasonably determined by such APA Bank) which would have accrued to such APA Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market; provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to funds in excess of the funds needed to make such payment, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment. This covenant shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any APA Bank to the Company shall be conclusive absent manifest error.

            SECTION 7.5. Alternate Rate of Interest. If prior to the commencement of any Eurodollar Period:

            (a) the Funding Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Period, or

            (b) the Funding Agent is advised by the Majority Purchasers that the Eurodollar Rate for such Eurodollar Period will not adequately and fairly reflect the cost to such Purchasers of making or maintaining the Eurodollar Tranches during such Eurodollar Period, then the Funding Agent shall forthwith give telecopy or telephonic notice thereof to the Company, the Trustee and the Purchasers, whereupon until the Funding Agent notifies the Company and the Trustee that the circumstances giving rise to such notice no longer exist, the Available Pricing Amount shall not be allocated to any Eurodollar Tranche.

            SECTION 7.6. Mitigation Obligations. (a) If any APA Bank requests compensation under Section 7.2, or if the Company is required to pay any additional amount to any APA Bank or any Governmental Authority for the account of any APA Bank pursuant to Section 7.3, then such APA Bank shall use reasonable efforts to designate a different lending office for funding or booking its obligations under this Supplement and the Agreement or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such APA Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.2 or 7.3, as the case may be, in the future and (ii) would not subject such APA Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such APA Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any APA Bank in connection with any such designation or assignment.

            (b) If any APA Bank requests compensation under Section 7.2, or if the Company is required to pay any additional amount to any APA Bank or any Governmental Authority for the account of any APA Bank pursuant to Section 7.3, or if any APA Bank defaults in its obligations hereunder, then the Company may, at its sole expense and effort, upon notice to such APA Bank and the Funding Agent, require such APA Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.11), all its interests, rights and obligations under this Supplement to an assignee that shall assume such obligations (which assignee may be another APA Bank, if an APA Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Funding Agent, which consent shall not unreasonably be withheld, (ii) such APA Bank shall have received payment of an amount equal to its Series 1998-1 Purchaser Invested Amount, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such Series 1998-1 Purchaser Invested Amount and accrued interest and fees) or the Company (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 7.2 or payments required to be made pursuant to Section 7.3, such assignment will result in a reduction in such compensation or payments. An APA Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such APA Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES, COVENANTS

            SECTION 8.1. Representations and Warranties of the Company and the Servicer. The Company and the Servicer each hereby represents and warrants to the Trustee, the Funding Agent and each of the Purchasers that each and every of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the Issuance Date and as of the date of each Increase.

            SECTION 8.2. Covenants of the Company and the Servicer. The Company and the Servicer hereby agree, in addition to their obligations under the Agreement and the Servicing Agreement, that:

            (a) they shall not terminate the Agreement unless in compliance with the terms of the Agreement and each Supplement relating to an Outstanding Series;

            (b) within 60 days of the date hereof, they will (i) deliver to the Trustee executed copies of software licenses or sublicenses, in a form reasonably acceptable to the Trustee, which grant to the Trustee the right to utilize any of the software owned or licensed by the Servicer that is necessary to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents, (ii) deliver to the Trustee executed copies of any landlord waivers, in a form reasonably acceptable to the Trustee, that may be necessary to grant to the Trustee access to the leased premises of the Servicer for which the Trustee may require access to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents, except to the extent the Company or the Servicer, as the case may be, owns such property and (iii) have taken all actions reasonably requested by the Trustee in connection with, and to ensure completion of, each of the Servicer Site Review and the Standby Liquidation System;

            (c) they shall afford the Funding Agent or any representatives of the Funding Agent access to all records relating to the Receivables at any reasonable time during regular business hours, upon reasonable prior notice (and without prior notice if an Early Amortization Event has occurred), according to the Servicer's normal security and confidentiality requirements, for purposes of inspection and shall permit the Funding Agent or any representative of the Funding Agent to visit any of the Company's or the Servicer's, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of the Company or the Servicer with their respective officers and employees and with their independent certified public accountants; provided that Funding Agent shall notify the Company or the Servicer, as the case may be, prior to any contact with such accountants and shall give the Company or the Servicer the opportunity to participate in such discussions;

            (d) neither the Company nor the Servicer shall take any action, nor permit any Seller to take any action, requiring the satisfaction of the Rating Agency Condition pursuant to any Transaction Document without the prior written consent of the Majority Purchasers; and

            (e) it shall cooperate in good faith to allow the Trustee to use the Servicer's available facilities and expertise upon the Servicer's termination or default.

            SECTION 8.3. Covenants of the Servicer. The Servicer hereby agrees that:

            (a) it shall provide to the Funding Agent on the Initial Closing Date and in the case of an addition of a Seller, prior to the related Seller Addition Date (as defined in the Receivables Sale Agreement), evidence that each Seller, or such Seller, as the case may be, maintains disaster recovery systems and back-up computer and other information management systems that are reasonably satisfactory to the Funding Agent;

            (b) it shall provide to the Funding Agent, simultaneously with delivery to the Trustee or the Rating Agencies, all reports, notices, certificates, statements and other documents required to be delivered to the Trustee or the Rating Agencies pursuant to the Agreement, the Servicing Agreement and the other Transaction Documents and furnish to the Funding Agent promptly after receipt thereof a copy of each material notice, material demand or other material communication (excluding routine communications) received by or on behalf of the Company or the Servicer with respect to the Transaction Documents; and

            (c) it shall provide notice to the Funding Agent of the appointment of a Successor Servicer pursuant to Section 6.2 of the Servicing Agreement.

            SECTION 8.4. Representations and Warranties of the APA Banks and any Acquiring APA Bank. Each APA Bank and any Acquiring APA Bank represents, warrants and covenants to the Company that:

            (a) it is not a trust, estate, partnership or "S Corporation" (within the meaning of Section 1361(a) of the Code) for United States federal income tax purposes, or if it is such an entity, the value of the entity's interest in the VFC Certificates is less than 50% of the total value of all the entity's assets;

            (b) it has not acquired and agrees that it will not sell, trade or transfer any interest in a VFC Certificate or cause a Participation or any other interest in a VFC Certificate or this Supplement, to be marketed on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code (and the Treasury regulations promulgated thereunder) including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;

            (c) it is the sole beneficial owner of its VFC Certificates and it will remain the sole beneficial owner of such VFC Certificates until such time as such VFC Certificates, or any Participation or other interest therein, are sold, assigned or otherwise transferred in accordance with Section 11.11 of this Supplement; and

            (d) it will not sell, assign or transfer any VFC Certificate, or any Participation or other interest therein, except as allowed and to the extent permitted under Section 11.11 of this Supplement.

            SECTION 8.5. Obligations Unaffected. The obligations of the Company and the Servicer to the Funding Agent and the Purchasers under this Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Receivables or any sale of any of the Receivables.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

            SECTION 9.1. Conditions Precedent to Effectiveness of Supplement. This Supplement shall become effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) Documents. The Funding Agent shall have received an original copy for the Initial Purchaser and each APA Bank, each executed and delivered in form and substance satisfactory to it of (i) the Agreement, executed by a duly authorized officer of each of the Company, the Servicer and the Trustee, (ii) this Supplement, executed by a duly authorized officer of each of the Company, the Servicer, the Trustee, the Funding Agent, the Initial Purchaser and the APA Banks and (iii) the other Transaction Documents, each duly executed by the parties thereto.

            (b) Corporate Documents; Corporate Proceedings of the Company and Servicer. The Funding Agent shall have received, with a copy for the Initial Purchaser and each APA Bank, from the Company, each Seller and the Servicer, true and complete copies of:

                        (i) the certificate of incorporation, including all
            amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

                        (ii) a certificate of the Secretary of such Person,
            dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Funding Agent, of the Board of Directors of such Person or committees thereof authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of incorporation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and

                        (iii) a certificate of another officer as to the
            incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

            (c) Good Standing Certificates. The Funding Agent shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Company, the Servicer and each Seller, in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company, the Servicer or such Seller, as the case may be.

            (d) Consents, Licenses, Approvals, Etc. The Funding Agent shall have received, with a counterpart for the Initial Purchaser and each APA Bank, certificates dated the date hereof of a Responsible Officer of the Company, the Servicer and each Seller either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Company, the Servicer or such Seller, as the case may be, of this Supplement or the Receivables Sale Agreements, as the case may be, and the validity and enforceability of this Supplement and the Agreement against the Company and the Servicer and the Receivables Sale Agreements against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

            (e) No Litigation. The Funding Agent shall have received confirmation that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting WESCO or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect with respect to WESCO and its Subsidiaries taken as a whole.

            (f) Lien Searches. The Funding Agent shall have received a written search report listing all effective financing statements that name the applicable Seller or the Company as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to paragraph (h) below and in any other jurisdictions that the Funding Agent determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in paragraph (g) below shall cover any Receivables or Receivables Property), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents

            (g) UCC Certificate. The Funding Agent shall have received from each Seller and the Company a UCC Certificate, completed in a manner satisfactory to the Funding Agent, duly executed by a Responsible Officer of such Seller or the Company, as the case may be, and dated the Issuance Date.

            (h) Filings, Registrations and Recordings. Any documents (including, without limitation, financing statements) required to be filed in order
      (i) to perfect the sale of the Receivables by each Seller to the Company pursuant to the Receivables Sale Agreements and (ii) to create, in favor of the Trustee, a perfected ownership/security interest in the Trust Assets under the Agreement with respect to which an ownership/security interest may be perfected by a filing under the UCC or other comparable statute, shall, in each case, have been properly prepared and executed for immediate filing in each office in each jurisdiction listed in the Agreement or the Receivables Sale Agreements, as the case may be, and such filings are the only filings required in order to perfect the sale of the Receivables to the Company under the Receivables Sale Agreements or to the Trust, under the Agreement, as the case may be, in the jurisdictions listed therein. The Funding Agent shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

            (i) Legal Opinions. The Funding Agent shall have received, with a counterpart for the Initial Purchaser and each APA Bank and the Trustee, opinions of counsel to the Company and the Servicer, dated the Issuance Date, as to corporate, tax, bankruptcy ("true sale" and "non-substantive consolidation"), perfection and priority of security and/or ownership interests and other matters in form and substance acceptable to the Funding Agent and their counsel.

            (j) Fees. The Funding Agent shall have received payment of all fees and other amounts due and payable to it, the Initial Purchaser or the APA Banks on or before the Effective Date, pursuant to the Fee Letter.

            (k) Establishment of Accounts. The Funding Agent (x) shall have received evidence reasonably satisfactory to it that the Collection Accounts, the Collection Concentration Accounts, the Lockbox Accounts, the Eligible Segregated Account and all other Trust Accounts shall have been established in accordance with the terms and provisions of the Pooling and Servicing Agreements, and (y) shall otherwise be satisfied with the arrangements for collection of the Receivables pursuant thereto.

            (l) Policies. The Funding Agent shall have received, with sufficient copies for the Initial Purchaser and each APA Bank, a copy of the Policies of each Seller, which shall be satisfactory in form and substance to the Funding Agent.

            (m) Financial Statements. The Funding Agent shall have received, with a counterpart for the Initial Purchaser, each APA Bank and the Trustee, on or prior to the Effective Date consolidated balance sheets, consolidated statements of income, consolidated and consolidating statements of shareholders' equity and consolidated statements of cash flows of WESCO and its consolidated Subsidiaries as of and for the Fiscal Years ended December 31, 1995, and December 31, 1996 and December 31, 1997, in each case audited by and accompanied by the opinion of Coopers & Lybrand L.L.P., which shall be satisfactory in form and substance to the Funding Agent, the Initial Purchaser and the Trustee.

            (n) Execution of the Credit Agreement. The Credit Agreement shall have been executed prior to or on the date hereof.

            (o) Insurance. The Funding Agent shall have received, with a counterpart for each Purchaser and the Trustee, on or prior to the Effective Date a schedule listing all policies of product liability insurance maintained by each Seller and certification by a Responsible Officer of such Seller with respect thereto.

            (p) Back-up Servicing Arrangements. The Funding Agent shall have received evidence that each Seller maintains disaster recovery systems and back-up computer and other information management systems that, in the Funding Agent's reasonable judgment, are sufficient to protect such Seller's business against material interruption or loss or destruction of its primary computer and information management systems.

            (q) Representations and Warranties. The representations and warranties of the Company and the Servicer in the Agreement and this Supplement shall be true and correct in all material respects.

                                    ARTICLE X

                                THE FUNDING AGENT

            SECTION 10.1. Appointment. Each Purchaser hereby irrevocably designates and appoints the Funding Agent as the agent of such Purchaser under this Supplement and each such Purchaser irrevocably authorizes the Funding Agent, in such capacity, to take such action on its behalf under the provisions of this Supplement and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of this Supplement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Supplement, the Funding Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplement or otherwise exist against the Funding Agent.

            SECTION 10.2. Delegation of Duties. The Funding Agent may execute any of its duties under this Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Company or the Servicer), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            SECTION 10.3. Exculpatory Provisions. Neither the Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Agreement or this Supplement (x) with the consent or at the request of the Majority Purchasers or
(y) in the absence of its own gross negligence or willful misconduct or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Supplement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Funding Agent under or in connection with, this Supplement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Supplement or any other Transaction Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Funding Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Supplement or any other Transaction Document, or to inspect the properties, books or records of the Company.

            SECTION 10.4. Reliance by Funding Agent. The Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any Certificate, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or the Servicer), independent accountants and other experts selected by the Funding Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Funding Agent may deem and treat the payee of any Certificate as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Funding Agent. The Funding Agent shall be fully justified in failing or refusing to take any action under this Supplement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Supplement and the other Transaction Documents in accordance with a request of the Majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

            SECTION 10.5. Notice of Servicer Default or Early Amortization Event or Potential Early Amortization Event. The Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Servicer Default with respect to the Servicer or any Early Amortization Event or Potential Early Amortization Event hereunder unless the Funding Agent has received notice from a Purchaser, the Company or the Servicer referring to the Agreement or this Supplement, describing such Servicer Default or Early Amortization Event or Potential Early Amortization Event and stating that such notice is a "notice of a Servicer Default with respect to the Servicer" or a "notice of an Early Amortization Event or Potential Early Amortization Event", as the case may be. In the event that the Funding Agent receives such a notice, the Funding Agent shall give notice thereof to the Purchasers, the Trustee, the Company and the Servicer. The Funding Agent shall take such action with respect to such Servicer Default or Early Amortization Event or Potential Early Amortization Event as shall be reasonably directed by the Majority Purchasers, provided that unless and until the Funding Agent shall have received such directions, the Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Servicer Default or Early Amortization Event or Potential Early Amortization Event as it shall deem advisable in the best interests of the Purchasers.

            SECTION 10.6. Non-Reliance on the Funding Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Funding Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Funding Agent to any Purchaser. Each Purchaser represents to the Funding Agent that it has, independently and without reliance upon the Funding Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Supplement. Each Purchaser also represents that it will, independently and without reliance upon the Funding Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Supplement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Funding Agent hereunder, the Funding Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            SECTION 10.7. Indemnification. The Purchasers agree to indemnify the Funding Agent in its capacity as such (to the extent not reimbursed by the Company and the Servicer and without limiting the obligation of the Company and the Servicer to do so), ratably according to their respective Series 1998-1 Purchaser Invested Amounts in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Funding Agent in any way relating to or arising out of the Commitments, this Supplement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Funding Agent under or in connection with any of the foregoing; provided that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Funding Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

            SECTION 10.8. The Funding Agent in Its Individual Capacity. The Funding Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, the Servicer or any of their Affiliates as though the Funding Agent were not the Funding Agent hereunder. With respect to any VFC Certificate held by the Funding Agent, the Funding Agent shall have the same rights and powers under this Supplement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not the Funding Agent, and the terms "APA Bank" and "Purchaser" shall include the Funding Agent in its individual capacity.

            SECTION 10.9. Successor Funding Agent. The Funding Agent may resign as Funding Agent upon 10 days' notice to the Purchaser and the Company, such resignation not to be effective until a successor funding agent is appointed. If the Funding Agent shall resign as Funding Agent under this Supplement, then the Majority Purchasers shall appoint from among the Purchasers a successor administrative agent for the Purchasers, which successor administrative agent shall be approved by the Company and the Servicer (which approval shall not be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Funding Agent, and the term "Funding Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Funding Agent's rights, powers and duties as Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Supplement. After any retiring Funding Agent's resignation as Funding Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Supplement.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.1. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

            SECTION 11.2. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 11.3. Further Assurances. Each of the Company, the Servicer and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Funding Agent or the Majority Purchasers more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company and the Servicer, the execution of any financing or registration statements or similar documents or notices or continuation statements relating to the Receivables and the other Trust Assets for filing or registration under the provisions of the U.C.C. or similar legislation of any applicable jurisdiction.

            SECTION 11.4. Payments. Each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to the Purchasers, at the office of the Funding Agent set forth in Section 11.9. Except in the circumstances described in subsection 2.6(c), then on each Distribution Date, the Funding Agent shall remit in like funds to each Purchaser its applicable pro rata share (based on each such Purchaser's Series 1998-1 Purchaser Invested Amount) of each such payment received by the Funding Agent for the account of the Purchasers.

            SECTION 11.5. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Funding Agent (including, without limitation, reasonable fees and disbursements of one counsel to the Funding Agent) in connection with (i) the preparation, execution and delivery of this Supplement, the Agreement and the other Transaction Documents and amendments or waivers of any such documents and (ii) the enforcement by the Funding Agent of the obligations and liabilities of the Company and the Servicer under the Agreement, this Supplement, the other Transaction Documents or any related document; provided that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to funds in excess of the funds needed to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment.

            SECTION 11.6. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, the Funding Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            SECTION 11.7. Amendments. (a) Subject to subsection (c) of this
Section 11.7, this Supplement may be amended in writing from time to time by the Servicer, the Company and the Trustee, with the consent of the Funding Agent but without the consent of any holder of any outstanding VFC Certificate, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions to or change in any manner or eliminate any of the provisions with respect to matters or questions raised under this Supplement which shall not be inconsistent with the provisions of any Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Officer's Certificate or, to the extent in the reasonable view of the Company, a question of law exists, an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the VFC Certificateholders. The Trustee may, but shall not be obligated to, enter into any such amendment pursuant to this paragraph or paragraph (b) below which affects the Trustee's rights, duties or immunities under any Pooling and Servicing Agreement or otherwise.

            (b) Subject to subsection (c) of this Section 11.7, this Supplement may also be amended in writing from time to time by the Servicer, the Company and the Trustee with the consent of the Majority Purchasers for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplement or of modifying in any manner the rights of the VFC Certificateholders (including, without limitation, the acceleration of the payment of sums payable to or for the account of the Purchasers under any provision of this Supplement); provided, however, that no such amendment shall, unless signed or consented to in writing by all Purchasers, (i) extend the time for payment, or reduce the amount, of any sum payable to or for the account of any Purchaser under any provision of this Supplement or extend the Series 1998-1 Termination Date, (ii) subject any Purchaser to any additional obligation (including, without limitation, any change in the determination of any amount payable by any Purchaser) or (iii) change the Aggregate Commitment Amount, the amount of any interest or fees or the percentage of Purchasers which shall be required for any action under this subsection or any other provision of this Supplement.

            (c) Any amendment hereof can be effected without the Funding Agent's being party thereto; provided, however, that no such amendment, modification or waiver of this Supplement that affects rights or duties of the Funding Agent shall be effective unless the Funding Agent shall have given its prior written consent thereto.

            (d) No amendment hereof shall be effective until the Rating Agency Condition has been satisfied (unless Series 1998-1 has not been rated, in which case this subsection 11.7(d) shall not apply).

            SECTION 11.8. Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

            SECTION 11.9. Notices. All notices, requests and demands to or upon any party hereto to be effective shall be given (i) in the case of the Company, the Servicer and the Trustee, in the manner set forth in Section 10.5 of the Agreement and (ii) in the case of the Funding Agent, the Initial Purchaser, each APA Bank and the Rating Agencies (if the Series 1998-1 has been rated), in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, (A) in the case of each APA Bank, at its address set forth on
Schedule 1 hereto, (B) addressed as follows in the case of the Funding Agent and
(C) addressed to the Rating Agencies (if the Series 1998-1 has been rated) as notified by such Rating Agencies; or to such other address as may be hereafter notified by the respective parties hereto:

      Funding Agent:         The Chase Manhattan Bank
                             450 West 33rd Street
                             New York, New York 10001
                             Attention: Andrew Taylor
                             Fax: 212-946-7776

      S&P:                   Standard & Poor's Ratings Service
                             25 Broadway
                             New York, New York 10004
                             Attention: Asset-Backed Surveillance Group
                             Fax: 212-412-0225

      Moody's:               Moody's Investors Service
                             99 Church Street
                             New York, New York 10007
                             Attention: Sam Pilcer
                             Fax: 212-553-3850

      Initial Purchaser:     Park Avenue Receivables Corporation
                             25 West 43rd Street, Suite 704
                             New York, New York 10036
                             Attention: Andy Stidd
                             Fax: 212-302-8767

            SECTION 11.10. Successors and Assigns. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of all of the Purchasers, the Initial Purchaser may not assign or transfer any of its rights under this Supplement except as set forth in Section 2.6 and each APA

Bank may not assign or transfer any of its rights under this Supplement except as set forth in Section 11.11.

            SECTION 11.11. Participations; Assignments. (a) Any APA Bank may, upon prior written notice to the Funding Agent and the Rating Agencies and the satisfaction of all applicable requirements under Section 5.3 of the Agreement and in accordance with applicable law, assign to one or more assignees (any such assignee shall be referred to herein as an "Acquiring APA Bank") all or a portion of its interests, rights and obligations under this Supplement and the Transaction Documents; provided, however, that no such assignment shall be permitted (i) except in the case of an assignment to another APA Bank, without the Company's prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) if such assignment is not otherwise permitted under subsection 5.3(e) of the Agreement, (iii) if such assignment is for any amount less than $5,000,000, (iv) if such Acquiring APA Bank is not an Eligible Assignee, (iv) if such assignment would cause there to be more than 30 Targeted Holders of the VFC Certificates at any time, and (v) unless the parties to each such assignment shall execute and deliver to the Funding Agent a commitment transfer supplement (each, a "Commitment Transfer Supplement"), substantially in the form of Exhibit C, together with a processing and recordation fee of $3,500, and the Acquiring APA Bank, if it shall not be a APA Bank, shall deliver to the Funding Agent an administrative questionnaire in the form provided by the Funding Agent. Upon acceptance and recording pursuant to paragraph (e) of this Section 11.11, from and after the effective date specified in each Commitment Transfer Supplement, which effective date shall be at least five Business Days after the execution thereof, (A) the Acquiring APA Bank thereunder shall be a party hereto and, to the extent of the interest assigned by such Commitment Transfer Supplement, have the rights and obligations of an APA Bank under this Supplement and (B) the assigning APA Bank thereunder shall, to the extent of the interest assigned by such Commitment Transfer Supplement, be released from its obligations under this Supplement and the other Transaction Documents (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of an assigning APA Bank's rights and obligations under this Supplement and the other Transaction Documents, such APA Bank shall cease to be a party hereto but shall continue to be entitled to receive Article VII Costs, as well as any fees accrued for its account and not yet paid).

            (b) By executing and delivering a Commitment Transfer Supplement, the assigning APA Bank thereunder and the Acquiring APA Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning APA Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its VFC Certificates, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Commitment Transfer Supplement; (ii) except as set forth in (i) above, such assigning APA Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Supplement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Supplement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Seller, the Company or the Servicer, or the performance or observance by the Seller, the Company or the Servicer of any of its obligations under this Supplement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such Acquiring APA Bank represents and warrants that it is legally authorized to enter into such Commitment Transfer Supplement; (iv) such Acquiring APA Bank confirms that it has received a copy of this Supplement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Transfer Supplement; (v) such Acquiring APA Bank will independently and without reliance upon the Funding Agent, the Trustee, the assigning APA Bank or any other APA Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Supplement or any other Transaction Document; (vi) such Acquiring APA Bank appoints and authorizes the Funding Agent and the Trustee to take such action as agent on its behalf and to exercise such powers under this Supplement as are delegated to the Funding Agent and the Trustee, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Acquiring APA Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Supplement are required to be performed by it as a APA Bank.

            (c) Notwithstanding and in addition to the provisions of Section 5.3 of the Agreement, the Funding Agent shall maintain at one of its offices in The City of New York a copy of each Commitment Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the APA Banks, and the Commitments of, and the principal amount of the VFC Certificates issued to, each APA Bank pursuant to the terms hereof from time to time (the "Register"). Notwithstanding the provisions of Section 5.5 of the Agreement, the entries in the Register as provided in this subsection 11.11(c) shall be conclusive and the Company, the Servicer, the APA Banks, the Paying Funding Agent, the Transfer Funding Agent and Registrar, the Funding Agent and the Trustee shall treat each person whose name is recorded in the Register pursuant to the terms hereof as an APA Bank hereunder for all purposes of this Supplement, notwithstanding notice to the contrary. However, in accordance with
Section 5.5 of the Agreement, in determining whether the holders of the requisite Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, VFC Certificates owned by the Company, the Servicer or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only VFC Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. VFC Certificates so owned by the Company, the Servicer or any Affiliate thereof which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to such VFC Certificates and that the pledgee is not the Company, the Servicer or any Affiliate thereof. The Register shall be available for inspection by the Company, the Servicer, the APA Banks and the Trustee, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a copy of the written consent of the Company (if required under Section 11.11(a) above) and a duly completed Commitment Transfer Supplement executed by an assigning APA Bank and an Acquiring APA Bank, an administrative questionnaire completed in respect of the Acquiring APA Bank (unless the Acquiring APA Bank shall already be a APA Bank hereunder) and the processing and recordation fee referred to in paragraph (a) above, the Funding Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the APA Banks, the Company, the Servicer and the Trustee. No assignment shall be effective unless and until it has been recorded in the Register as provided in this paragraph (d).

            (e) Any APA Bank may sell participations to one or more banks or other entities (the "Participants") in all or a portion of its rights and obligations under this Supplement and the other Transaction Documents (including all or a portion of its Commitment and VFC

Certificates); provided that any Participant shall, prior to entering into a Participation, execute and deliver to the Company and the Trustee an Assignment/Participation Certification; and provided further, that (i) such APA Bank's obligations under this Agreement shall remain unchanged, (ii) such APA Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participants shall be entitled to receive Article VII Costs, and shall be required to provide the tax forms and certifications described in Section 7.3(f), to the same extent as if they were APA Banks, provided that no such Participant shall be entitled to receive any greater amount of Article VIII Costs than an APA Bank would have been entitled to receive in respect of the amount of the Participation sold by such APA Bank to such Participant had no sale occurred, (iv) the Company, the Servicer, the other APA Banks, the Funding Agent and the Trustee, shall continue to deal solely and directly with such APA Bank in connection with such APA Bank's rights and obligations under this Supplement, and such APA Bank shall retain the sole right to enforce its rights under VFC Certificates and to approve any amendment, modification or waiver of any provision of this Supplement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the VFC Certificates, extending any scheduled principal payment date or date fixed for the payment of interest on the VFC Certificates or increasing or extending the Commitments) (v) the sum of the aggregate amount of any Commitment or portion thereof subject to each such Participation plus the portion of the Series 1998-1 Invested Amount represented by an VFC Certificates subject to such Participation shall not be less than $5,000,000 and (vi) such Participation shall not cause there to more than 30 Targeted Holders of the VFC at any time. Each APA Bank that grants a participation to a Non-U.S. Person pursuant to this Subsection shall provide the Company and the Trustee with appropriately executed copies of Internal Revenue Service Form 4224 with respect to each Participant (i) prior to any such disposition and (ii) upon the occurrence of any event which would require the amendment or resubmission of any such form previously provided hereunder. No Participant may grant a subparticipation in a VFC Certificate or this Supplement under any circumstances.

            (f) Any APA Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.11, disclose to the Acquiring APA Bank or Participant (each, a "Transferee") or proposed Acquiring APA Bank or Participant any information relating to the Seller, the Servicer, the Trust or the Company furnished to such APA Bank by or on behalf of such entities; provided that if any such information is subject to a confidentiality agreement between such APA Bank and the Company or the Servicer, the Transferee or prospective Transferee shall have agreed to be bound by the terms and conditions of such confidentiality agreement.

            (g) The Company shall not assign or delegate any of its rights or duties hereunder other than to the Servicer without the prior written consent of the Funding Agent, the Trustee and each APA Bank, and any attempted assignment without such consent shall be null and void.

            (h) If, pursuant to this Supplement, any interest in this Supplement or in a VFC Certificate is transferred to any Transferee which is a Non-U.S. Person, the APA Bank making such transfer shall cause such Transferee, concurrently with the effectiveness of such Transfer, (i) to furnish to the assigning APA Bank (and, in the case of any Acquiring APA Bank, the Funding Agent, the Company and the Trustee), with copies to the Servicer, United States Internal Revenue Service Form 4224 (or successor applicable forms) unless a change in law has occurred prior to the date on which such delivery would otherwise be required which renders such form inapplicable and (ii) to agree (for the benefit of the APA Banks, the Funding Agent, the Servicer, the Company and the Trustee) to provide the assigning APA Bank (and, in the case of any Acquiring APA Bank, the Funding Agent, the Company and the Trustee) a new Form 4224 (or successor applicable forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee unless a change in law has occurred prior to the date on which such form inapplicable, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

            (i) Notwithstanding any other provisions herein, no transfer or assignment of any interests or obligations of any APA Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would result in a prohibited transaction under Section 4975 of the Internal Revenue Code or Section 406 of ERISA or cause the Trust Assets to be regarded as "plan assets" pursuant to 29 C.F.R. ss. 2510.3-101, or require the Company or the Seller to file a registration statement with the Securities and Exchange Commission or to qualify under the "blue sky" laws of any state.


            SECTION 11.12. Adjustments; Set-off. (a) If any Purchaser (a "Benefitted Purchaser") shall at any time receive in respect of its Series 1998-1 Invested Amount any distribution of principal, interest, Commitment Fees or other fees, or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such distribution received by any other Purchaser, if any, in respect of such other Purchaser's Series 1998-1 Invested Amount, or interest thereon, such Benefitted Purchaser shall purchase for cash from the other Purchasers such portion of each such other Purchaser's interest in the VFC Certificates, or shall provide such other Purchasers with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Purchaser to share the excess payment or benefits of such collateral or proceeds ratably with each of the Purchasers; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Purchaser so purchasing a portion of the VFC Certificateholders' Interest may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Purchaser were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Purchasers provided by law, each Purchaser shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the VFC Certificates to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser to or for the credit or the account of the Company. Each Purchaser agrees promptly to notify the Company and the Funding Agent after any such set-off and application made by such Purchaser; provided that the failure to give such notice shall not affect the validity of such set-off and application.

            SECTION 11.13. Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

            SECTION 11.14. No Bankruptcy Petition. (a) The Funding Agent and each Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 1998-1 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

            (b) The Company, the Servicer, the Trustee, the Funding Agent and each APA Bank hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper, it will not institute against, or join any other Person in instituting against, the Initial Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

            SECTION 11.15. Limitation on Addition and Termination of Sellers.
(a) Notwithstanding anything to the contrary contained in the Receivables Sale Agreements, no Seller or Seller Division shall be added thereunder unless each of the following conditions shall have been satisfied:

            (i) (x) in the case of a proposed addition of a Seller, each of the conditions set forth in Section 3.02 of each of the Receivables Sale Agreements, and (y) in the case of a proposed addition of a Seller Division, the conditions set forth in subsections (c), (g), (h), (i), (j),
      (k) and (l) (in each case, applied to the applicable New Division as if it were a proposed additional Seller) of Section 3.02 of each of the Receivables Sale Agreements, shall have been satisfied.

            (ii) The Company shall have received copies of the Policies of such additional Seller (or such Seller Division, as the case may be, if different from the Policies of the Seller of which it is a New Division), which Policies shall be in form and substance satisfactory to the Company.

            (iii) The Company shall have received confirmation (A) that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such additional Seller (or such Seller Division, as the case may be) before any Governmental Authority (I) that could reasonably be expected to have a Material Adverse Effect or (II) that purports to affect the legality, validity or enforceability of this Supplement, the Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby.

            (iv) The Company and the Trustee shall have received evidence that the Rating Agency Condition shall have been satisfied with respect to the addition of such Seller (or addition of such Seller Division, as the case may be); provided that such satisfaction of the Rating Agency Condition (and such receipt of evidence thereof) shall not be required with respect to the addition of up to three Subsidiaries of WESCO (and/or New Divisions) as Sellers (or Seller Divisions) during any calendar year, each of which Subsidiaries (or New Divisions) meets the following criteria: (x) such Subsidiary

      (or New Division) is in the same line of business as the existing Sellers as of the related Seller Addition Date (as defined in the Receivables Sale Agreements) and (y) as of such date, immediately prior to giving effect to such addition (the "Measurement Date"), the ratio (expressed as a percentage) of (A) the aggregate Principal Amount of what would constitute all Eligible Receivables of such Subsidiary (or New Division) at the end of the Business Day immediately preceding the Measurement Date if it were a Seller (or Seller Division) minus the amount which would constitute the Overconcentration Amount applicable to such Receivables on the Measurement Date if such Subsidiary (or New Division) were a Seller (or Seller Division) to (B) the sum of the Aggregate Receivables Amount as of the end of such day plus the amount described pursuant to clause (A) is less than 10 percent.

            (v) The Trustee shall have received Opinions of Counsel of outside counsel addressed to the Trustee covering matters with respect to such Seller as were covered in the opinions delivered on the Issuance Date with respect to the original Sellers, including "true-sale" and non-substantive consolidation opinions (only in the case of the addition of an Additional Seller).

            (vi) The Company and the Trustee shall have received a certificate prepared by a Responsible Officer of the Servicer certifying that after giving effect to the addition of such Seller (or such Seller Division, as the case may be), the Aggregate Target Receivables Amount shall equal the Aggregate Allocated Receivables Amount on the related Seller Addition Date.

            (b) Notwithstanding anything to the contrary contained in the Receivables Sale Agreements, the Company shall not consent to any request made pursuant to Section 9.13 thereof, nor shall any Seller which is the subject of such request be terminated under the Receivables Sale Agreements, in each case unless (i) no Early Amortization Event, Potential Early Amortization Event or Potential Purchase Termination Event (as defined in the Receivables Sale Agreements) (other than with respect to the Seller to be so terminated) has occurred and is continuing (both before and after giving effect to such termination) and (ii) the Trustee shall have received prior notice of such termination (which notice shall be accompanied by a pro forma Daily Report confirming that the Aggregate Target Receivables Amount equals or exceeds the Aggregate Allocated Receivables Amount, each calculated after giving effect to such termination and excluding all Receivables originated by the Seller to be terminated).

            (c) Upon the termination of a Seller pursuant to the applicable section of the Receivables Sale Agreements and the foregoing paragraph (b), all calculations for purposes of Series 1998-1 (including, without limitation, for purposes of the pro forma calculations pursuant to paragraph (b) above) shall exclude in each case the Receivables originated by such terminated Seller.

                                   ARTICLE XII

                               FINAL DISTRIBUTIONS

            SECTION 12.1. Certain Distributions. (a) Not later than 2:00 p.m., New York City time, on the Distribution Date following the date on which the proceeds from the disposition of the Receivables pursuant to subsection 7.2(b) of the Agreement are deposited into the Series 1998-1 Non-Principal Collection Sub-subaccount and the Series 1998-1 Principal Collection Sub-subaccount, the Trustee shall distribute such amounts pursuant to Article III of this Supplement.

            (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 9.3 of the Agreement with respect to the VFC Certificates.

            IN WITNESS WHEREOF, the Company, the Servicer, the Trustee, the Funding Agent and the Initial Purchasers have caused this Series 1998-1 Supplement to be duly executed by their respective officers as of the day and year first above written.

                            WESCO RECEIVABLES CORP.


                            By: /s/ [ILLEGIBEL]
                               -------------------------------
                               Name:
                               Title:

                            WESCO DISTRIBUTION, INC., in its individual capacity and as Servicer


                            By: /s/ [ILLEGIBEL]
                               -------------------------------
                               Name:
                               Title:

                            THE CHASE MANHATTAN BANK,
                            as Funding Agent


                            By:
                               -------------------------------
                               Name:
                               Title:

                            THE CHASE MANHATTAN BANK, not in its individual capacity but solely as Trustee


                            By: /s/ Ruth McKenna
                               -------------------------------
                               Name:  RUTH MCKENNA
                               Title: TRUST OFFICER

            IN WITNESS WHEREOF, the Company, the Servicer, the Trustee, the Funding Agent and the Initial Purchasers have caused this Series 1998-1 Supplement to be duly executed by their respective officers as of the day and year first above written.

                            WESCO RECEIVABLES CORP.


                            By:
                               -------------------------------
                               Name:
                               Title:

                            WESCO DISTRIBUTION, INC., in its individual capacity and as Servicer


                            By:
                               -------------------------------
                               Name:
                               Title:

                            THE CHASE MANHATTAN BANK,
                            as Funding Agent


                            By: /s/ Andrew Taylor
                               -------------------------------
                               Name:  Andrew Taylor
                               Title: Vice President

                            THE CHASE MANHATTAN BANK, not in its individual capacity but solely as Trustee


                            By: /s/ Ruth McKenna
                               -------------------------------
                               Name:  RUTH MCKENNA
                               Title: TRUST OFFICER

                            PARK AVENUE RECEIVABLES CORPORATION,
                              as the Initial Purchaser


                            By: /s/ Andrew L. Stidd
                               -------------------------------
                               Name:  Andrew L. Stidd
                               Title: President

                            THE CHASE MANHATTAN BANK, as an APA Bank


                            By: /s/ Bradley S. Schwartz
                               -------------------------------
                               Name:  Bradley S. Schwartz
                               Title: Vice President

                                                                      Schedule 1

                                   Commitments

ABA Bank/Address                                            Commitment

The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017                                   $_______________

                                                                      Schedule 2

                                 Trust Accounts

================================================================================
                        Account                                 Account Number
--------------------------------------------------------------------------------
Series 1998-1 Canada/Canadian Dollar Collection                  06900397976
Subaccount
--------------------------------------------------------------------------------
Series 1998-1 Canada/U.S. Dollar Collection Subaccount           06907331313
--------------------------------------------------------------------------------
Series 1998-1 Collection Subaccount                              507-895649
--------------------------------------------------------------------------------
Series 1998-1 Principal Collection Sub-subaccount                507-895657
--------------------------------------------------------------------------------
Series 1998-1 Non-Principal Collection Sub-subaccount            507-895665
--------------------------------------------------------------------------------
Series 1998-1 Accrued Interest Sub-subaccount                    507-895673
================================================================================

                                                                      Schedule 3

The Default Ratio Trigger shall initially be 6.5%, provided however that at such time as the Servicer shall have delivered to the Funding Agent twelve months of historical aging data the Default Ratio Trigger shall be recalculated as follows:

                  Default Ratio Trigger = A + B + a Margin
                                          Acceptable to the Funding Agent

      where:

            A= The average of the Default Ratio for the twelve month period ending with April 1998.

            B= 2 times the standard deviation of the Default Ratio for such twelve month period.